LEASE


                                 BY AND BETWEEN


                           ARE-4757 NEXUS CENTRE, LLC

                                   as Landlord

                                       and

                           MATRIX PHARMACEUTICAL, INC.

                                    as Tenant


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                                      LEASE


         THIS LEASE is made as of March 25, 1998 ("Effective Date"), by and between ARE-4757 NEXUS CENTRE, LLC, a Delaware limited liability company ("Landlord") and MATRIX PHARMACEUTICAL, INC., a Delaware corporation ("Tenant").

1.       Lease of Premises

         Landlord hereby leases to Tenant and Tenant hereby leases from Landlord upon the terms and conditions hereof, those certain premises (the "Demised Premises") located on the land legally described on Exhibit "A" attached hereto (the "Land") and commonly known as the building located at the address set forth below in Section 2.1.1 (the "Building"). The real property upon which the Building is located and all landscaping, parking facilities and other improvements and appurtenances related thereto, are hereinafter collectively referred to as the "Project", the site plan and legal description for which is attached hereto as Exhibit "B". All portions of the Project which in a multi-tenant complex would be for the non-exclusive use of tenants of the Building, including, without limitation, driveways, sidewalks, parking areas, landscaped areas, service corridors, stairways, elevators, public restrooms and Building lobbies, are hereinafter referred to as "Common Area".

2.       Basic Lease Provisions

         2.1. For convenience of the parties, certain basic provisions of this Lease are set forth herein. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

                  2.1.1      Address of the Building:

                             4757 Nexus Centre Drive
                             San Diego, California

                  2.1.2      [Intentionally omitted.]

                  2.1.3      (a) Rentable Area of Demised  Premises:  67,050 sq.
                                 ft.

                             (b)  Rentable Area of Building:  67,050 sq. ft.

                  2.1.4      Initial Basic Annual Rent: $1,920,000

                  2.1.5      Initial Monthly Rental Installments of Basic Annual
                             Rent: $160,000

                  2.1.6 Tenant's Pro Rata Share: 100 % of the Building, and 100% of the Project

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

                  2.1.7      (a) Term  Commencement  Date: As defined in Section
                                 4.2 hereof.

                             (b) Term  Expiration  Date:  The  last  day  of the
                                 calendar month in which the thirteenth anniversary of the Term Commencement Date occurs, subject to extension or earlier termination as provided herein.

                  2.1.8      Security  Deposit:  $2,580,000,  to be deposited in
                             accordance   with  and  subject  to  increase   and
                             decrease in accordance with Section 9 hereof.

                  2.1.9 Permitted Use: Scientific research laboratories and related manufacturing, distribution and office uses and incidental storage uses consistent with Section 10 hereof.

                  2.1.10     Address for Rent Payment:

                             135 North Los Robles Avenue, Suite 250
                             Pasadena, CA 91101
                             Attention:  Corporate Secretary

                             Address for Notices to Landlord:

                             135 North Los Robles Avenue, Suite 250
                             Pasadena, CA 91101
                             Attention: Corporate Secretary

                             With a copy to:

                             11440 West Bernardo Court, Suite 170
                             San Diego, CA 92127
                             Attention: Gary A. Kreitzer, Esq.

                  2.1.11     Address for Notices to Tenant:

                             34700 Campus Drive
                             Fremont, California 94555
                             Attention:  Mr. James R. Glynn

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3.       Term

         3.1. This Lease shall take effect upon the Effective Date and, except as specifically otherwise provide within this Lease, each of the provisions hereof shall be binding upon and inure to the benefit of Landlord and Tenant, and each of their respective successors and permitted assigns, from the Effective Date.

         3.2. The term of this Lease (the "Term") will be that period from the Term Commencement Date as defined in Section 4.2 below through the Term Expiration Date, as such may be terminated or extended as provided herein.

4.       Possession and Commencement Date

         4.1. Landlord shall tender possession of the Demised Premises to Tenant on the Effective Date.

         4.2.     The "Term Commencement Date" shall be the Effective Date.

         4.3.     [Intentionally omitted.]

         4.4. Access to and non-exclusive possession of areas necessary for utilities, services, safety and operation of the Building and the Project is reserved to Landlord.

5.       Rent

         5.1. Tenant agrees, commencing on the Term Commencement Date, to pay Landlord as Basic Annual Rent for the Demised Premises the sum set forth in
Section 2.1.4 subject to the rental increases provided in Section 6 hereof. Basic Annual Rent shall be paid in the equal monthly installments set forth in
Section 2.1.5, subject to the rental increases provided in Section 6 hereof, each in advance on the first day of each and every calendar month during the Term.

         5.2. In addition to Basic Annual Rent, Tenant agrees to pay to Landlord as additional rent ("Additional Rent") at times hereinafter specified in this Lease (i) Tenant's pro rata share, as set forth in Section 2.1.6 ("Tenant's Pro Rata Share") of Operating Expenses as provided in Section 7 and (ii) any other amounts that Tenant assumes or agrees to pay under the provisions of this Lease that are owed to Landlord, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure on Tenant's part to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after notice and lapse of applicable cure period.

         5.3.  Basic  Annual  Rent  and   Additional   Rent  shall  together  be
denominated "Rent". Rent shall be paid to Landlord, without abatement, deduction, or offset, in lawful money of the United States of America, at the office of Landlord as set forth in Section 2.1.10 or to such other

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

person or at such other place as Landlord may from time designate in writing. In the event the Term commences or ends on a day other than the first day of a calendar month, then the Rent for such fraction of a month shall be prorated for such period on the basis of a thirty (30) day month and shall be paid at the then current rate for such fractional month.

6.       Rent Adjustments

         6.1. Basic Annual Rent shall be adjusted on the fifth (5th) anniversary of the Term Commencement Date, and on such date every three (3) years thereafter during the Term (each, a "Rent Adjustment Date") in proportion to increases in the Consumer Price Index (as hereinafter defined) as provided within this
Section 6. The each such adjustment shall become effective commencing on the Rent Adjustment Date. Basic Annual Rent shall be adjusted upward as follows:

         6.2. The Basic Annual Rent shall be adjusted upward as follows:

                  6.2.1 For purposes of each Rent Adjustment Date, the "Base Month" shall be that month which is three (3) months prior to the month in which the previous Rent Adjustment Date occurred, or, in the case of the first Rent Adjustment Date, the Term Commencement Date. The "Comparison Month" shall be that month which is three (3) months prior to the month in which the Rent Adjustment Date occurs.

                  6.2.2 As used in this Section 6, the term "Consumer Price Index" means the Consumer Price Index (all items) for all wage earners and clerical workers in the Los Angeles/Riverside metropolitan area (1982-84 = 100) as published by the United States Department of Labor, Bureau of Labor Statistics. If the 1982-84 base of the Consumer Price Index is hereafter changed, then the new base will be converted to the 1982-84 base and the base as so converted shall be used. In the event that the Bureau ceases to publish the Consumer Price Index at lease once every other month, then the successor or most nearly comparable index thereto reasonably selected by Landlord shall be used.

                  6.2.3 In the event that the Consumer Price Index for the Comparison Month exceeds the Consumer Price Index for the Base Month, the Basic Annual Rent then payable (as increased by previous adjustments under this Section 6) shall be multiplied by a fraction, the numerator of which is the Consumer Price Index figure for the Comparison Month, and the denominator of which is the Consumer Price Index figure for the Base Month. Such amount as calculated shall be the Basic Annual Rent to be paid until the next Rent Adjustment Date.

                  6.2.4 Notwithstanding the foregoing, on every Rent Adjustment Date Basic Annual Rent shall increase on account of any such adjustment a minimum of the aggregate of two percent (2%) of the Basic Annual Rent per year for each year during the period since the previous Rent Adjustment Date, and shall not increase more than the aggregate of four percent (4%) of the Basic Annual Rent per year for each year during the period since the previous Rent

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

Adjustment Date.

7.       Operating Expenses

         7.1. As used herein, the term "Operating Expenses" shall include:

                  7.1.1 Government impositions including, without limitation, property tax costs consisting of real and personal property taxes and assessments (including amounts due under any improvement bond upon the Building or the Project, including the parcel or parcels of real property upon which the Building or the Project are located or assessments levied in lieu thereof) imposed by any governmental authority or agency; any tax on or measured by gross rentals received from the rental of space in the Building, or tax based on the square footage of the Demised Premises, the Building or the Project as well as any parking charges, utilities surcharges, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use or occupancy of the Building or the parking facilities serving the Building including those located on any adjacent parcel to the extent used by or benefitting the Demised Premises; any tax on this transaction or any document to which Tenant is a party creating or transferring an interest in the Demised Premises; any fee for a business license to operate an office building; and any expenses, including the reasonable cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the applicable taxes, less tax refunds obtained as a result of an application for review thereof. Operating Expenses shall not include (i) any net income franchise, capital stock, estate or inheritance taxes, (ii) taxes which are the personal obligation of Tenant or of another tenant of the Project, (iii) any government impositions arising from any legal parcel of the Project adjacent to the Land whether or not owned by Landlord, and any improvements thereto, to the extent not used by or benefitting the Demised Premises, (iv) any environmental assessment, charges or liens arising in connection with remediation of Hazardous Materials from the Project which are caused by Landlord to be brought upon, kept or used in or about the Demised Premises, the Building or the Project, (v) reserves for future taxes and assessments in excess of the installment of taxes and assessments next coming due, or any documentary transfer taxes arising from a voluntary transfer of the Project or any portion thereof by Landlord. If a reduction in real property taxes or assessments is obtained for any year of the Term during which Tenant paid Tenant's Pro Rata Share of Operating Expenses, then Operating Expenses for such year shall be retroactively adjusted, and
Landlord shall provide Tenant with a credit against Tenant's next due obligations for Rent in the amount of such reduction (or, if none, refund such amount to Tenant within ninety (90) days of such reduction). Landlord hereby agrees to contest increases in the tax rate and assessed valuation of the Project, which affect the general real estate tax component of Operating Expenses or any other increase in taxes customarily protested by prudent owners of commercial office buildings in the City of San Diego in a manner appropriate for such an owner if requested by Tenant and provided that Tenant shall bear all cost and expense in connection with such contest. If, by applicable law, any taxes or assessments may be paid in installments at the option of the taxpayer, then whether or not

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Landlord elects to pay taxes and assessments in installments, Tenant's liability for such taxes and assessments shall be computed as if such election had been made, and only the installments thereof and any interest or fee payable thereon which would have become due during the Term shall be included in Tenant's Pro Rata Share of Operating Expenses.

                  7.1.2 All other costs of any kind paid or incurred by Landlord and not otherwise paid by Tenant in connection with the operation and maintenance of the Building and the Project including, by way of examples and not as a limitation upon the generality of the foregoing, costs of repairs and replacements to the Building or the other improvements within the Project as appropriate to maintain Building or the Project as required hereunder; costs of utilities furnished to the Common Areas; sewer fees; cable T.V.; trash collection; cleaning, including windows; heating; ventilation; air-conditioning; maintenance of landscape and grounds; maintenance of drives and parking areas; security services and devices; building supplies; maintenance for and replacement of equipment utilized for operation and maintenance of the Project: license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Project and Building systems and equipment; telephone, postage, stationary supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Project; accounting, legal and other professional fees and expenses incurred in connection with the Project; the cost of furniture, draperies, carpeting, landscaping and other customary and ordinary items of personal property provided by Landlord for use in Common Areas; capital expenditures; costs of complying with any applicable laws or hazardous waste remediation rules or regulations; insurance premiums, including premiums for public liability, property casualty, earthquake and environmental coverages; portions of insured losses paid by Landlord as part of the deductible portion of such losses by reason of insurance policy terms; service contracts; costs of services of independent contractors retained to do work of nature or type herein referenced; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of the Project, its equipment, the adjacent walks, landscaped areas, drives, and parking areas below the level of Project manager, including without limitation, janitors, floor waxers, window-washers, watchmen, gardeners, sweepers, and handymen and costs of management services in the amount of $2,000 per month during the Term. The cost of any capital expenditures by Landlord reimbursed as Operating Expenses pursuant to this Lease shall be amortized on a straight-line basis over a period equal to the useful life of the item as determined by reference to the vendor's or manufacturer's suggested useful life for such capital improvements or, where such reference does not exist, by reference to generally accepted accounting principals, consistently applied, but not more than seven years.

                  7.1.3 Notwithstanding the foregoing, Operating Expenses shall not include any leasing commissions; expenses which relate to preparation of rental space for a tenant; expenses of initial development and construction, including but not limited to, grading, paving, landscaping, and decorating (as distinguished from maintenance repair and replacement of the foregoing); legal expenses relating to other tenants; costs of repair to the extent reimbursed by

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payment  received by  Landlord of  insurance  proceeds;  interest  upon loans to
Landlord or secured by mortgages or deeds of trust covering the Project or a portion thereof (provided interest upon a government assessment or improvement bond payable in installments is an Operating Expense under Section 7.1.1 above); salaries of executive officers of Landlord; depreciation claimed by Landlord for tax purposes (provided this exclusion of "depreciation" is not intended to delete from Operating Expenses actual costs of repairs and replacements which are provided for in Section 7.1.2 above); and taxes of the types set forth within the last sentence of Section 7.1.1 above. Notwithstanding any provision of this Lease to the contrary, the following shall not be included as Operating
Expenses: (i) any costs incurred solely due to Landlord's violation of any terms or conditions of this Lease and not otherwise caused or contributed to by Tenant; (ii) damage and repairs necessitated solely by the gross negligence or willful misconduct of Landlord or its agents, employees, contractors or invitees and not otherwise caused or contributed to by Tenant; (iii) advertising, promotional, and marketing costs, including leasing commissions and attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases or space planning costs with respect to tenants other than Tenant; (iv) costs, including permit, license and inspection costs, incurred with respect to the development or construction of any other buildings of the Project not for the benefit of Tenant, or the installation of other tenants or other occupants in the Project, improvements made to the demised premises of other tenants or other occupants in the Project or incurred in designing, constructing, renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project other than Tenant; (v) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Project and not otherwise caused or contributed to by Tenant, or due to Landlord's gross negligence or willful misconduct; (vi) Landlord's general corporate overhead and administrative expenses (which shall be covered by the costs of management services); and (vii) reserves for Operating Expenses (other than reasonable reserves for taxes, assessments, insurance and other recurring charges which are payable less frequently than monthly for payments which are next coming due, which may be collected and held by Landlord only upon and during the continuance of a Default). Landlord agrees to exercise care that there be no duplication of submittals of items of expense for which Tenant is obligated to pay Landlord under this Lease.

         7.2. Tenant shall pay to Landlord on the first day of each calendar month of the Term, as Additional Rent, Landlord's estimate of Tenant's Pro Rata Share of Operating Expenses with respect to the Project for such month.

                  7.2.1 Within ninety (90) days after the conclusion of each calendar year, (or such longer period as may be reasonably required) Landlord shall furnish to Tenant a statement showing in reasonable detail the actual Operating Expenses and Tenant's Pro Rata Share of Operating Expenses for the previous calendar year. Any additional sum due from Tenant to Landlord shall be immediately due and payable. If the amounts paid by Tenant pursuant to Section
7.2 exceeds Tenant's Pro Rata Share of Operating Expense for the previous calendar year, Landlord shall, at Landlord's option, either (i) credit the excess amount to the next succeeding installments of estimated Additional Rent, or (ii) pay the excess to Tenant within

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thirty  (30) days after  delivery of such  statements;  provided,  however,  any excess owing to Tenant after the expiration of the term shall be paid to Tenant within thirty (30) days after delivery of such statements.

                  7.2.2 Any amount due under Section 7.2 for any period which is less than a full month shall be prorated (based on a thirty (30) day month) for such fractional month.

         7.3. Landlord's annual statement shall be final and binding upon Tenant unless Tenant, within one hundred twenty (120) days after Tenant's receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such one hundred twenty (120) day period, Tenant reasonably and in good faith questions or contests the correctness of Landlord's statement of Tenant's Pro Rata Share of Operating Expenses, Landlord will provide Tenant with access to Landlord's books and records and such information as Landlord reasonably determines to be responsive to Tenant' questions. In the event that after Tenant's review of such information, Landlord and Tenant cannot agree upon the amount of Tenant's Pro Rata Share of Operating Expenses, then Tenant shall have the right to have an independent public accounting firm selected from among the ten (10) largest in the United States hired by Tenant (at Tenant's sole cost and expense except as hereinafter provided) and approved by Landlord (which approval shall not be unreasonably withheld or delayed) audit and/or review such Landlord's books and records for the year in question (the "Independent Review"). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that Tenant's Pro Rata Share of Operating Expenses actually paid for the calendar year in question exceeded Tenant's obligations for such calendar year, Landlord shall at Landlord's option either (1) credit the excess amount to the next succeeding installments of estimated Additional Rent or (2) pay the excess to Tenant within thirty (30) days after delivery of such statement and if such Independent Review determines that Tenant's Pro Rata Share of Operating Expenses actually paid for such year exceeded Tenant's obligations for such calendar year by the greater of 5% and $5,000, Landlord shall pay the reasonable cost of such Independent Review. If the Independent Review shows that Tenant's payments of Tenant's Pro Rata Share of Operating
Expenses for such calendar year were less than Tenant's obligation for the calendar year, Tenant shall pay the deficiency to the Landlord within thirty
(30) days after delivery of such statement.

         7.4. Tenant shall not be responsible for Operating Expenses attributable to the time period prior to the Term Commencement Date. The responsibility of Tenant for Tenant's Pro Rata Share of Operating Expenses shall continue to the latest of (i) the Term Expiration Date or (ii) the date Tenant has fully vacated the Demised Premises (including, without limitation, the removal of all items required hereby to be removed and the completion of all procedures necessary to fully release and terminate any permits or licenses restricting the use of the Demised Premises in any manner), or (iii) if termination of the Lease is due to the default of Tenant, the date of rental commencement of a replacement tenant.

         7.5. Operating Expenses for the calendar year in which Tenant's obligation to share

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therein  commences  and in the calendar  year in which such  obligation  ceases, shall be prorated on a basis reasonably determined by Landlord. Expenses such as taxes, assessments and insurance premiums which are incurred for an extended time period shall be prorated based upon time periods to which applicable so that the amounts attributed to the Demised Premises relate in a reasonable manner to the time period wherein Tenant has an obligation to share in Operating Expenses. In the event that any Operating Expenses are allocable to portions of the Project other than the Demised Premises and the Land, Landlord shall allocate such Operating Expenses based upon the ratio of the maximum buildable area of the Land compared to the maximum buildable area of all land comprising the Project.

         7.6.     [Intentionally omitted.]

         7.7.     [Intentionally omitted.].

8.       [Intentionally omitted.]

9.       Security Deposit

         9.1.  Tenant has  deposited  with Landlord the sum set forth in Section
2.1.8 (the "Security Deposit") in cash or a Letter of Credit (as hereinafter defined) or any combination thereof, which Security Deposit shall be held by Landlord as security for the performance by Tenant of all of the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term (including, without limitation, Tenant's obligations to repair, maintain and improve the Demised Premises). If Tenant defaults with respect to any provision of this Lease, including, but not limited to, any provision relating to the payment of Rent or the repair, maintenance or improvement of the Demised Premises, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, to repair, maintain and improve the Demised Premises or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon demand therefor, restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall keep the Security Deposit separate from its general fund, and Tenant shall be entitled to annual payments of interest on any portion of the Security Deposit held by Landlord as cash, at such rate as Landlord may receive thereon.

         9.2. In lieu of depositing cash as the Security Deposit, Tenant shall have the right, but not the obligation, to deliver to Landlord an unconditional, irrevocable standby letter of credit in the amount of $2,580,000 (the "Letter of Credit"), which Letter of Credit shall (i) be in a form reasonably acceptable to Landlord, (ii) be issued by Imperial Bank, or such other financial institution selected by Tenant and reasonably acceptable to Landlord, (iii) be for the benefit of Landlord, but shall be assignable by Landlord to any subsequent purchaser or encumbrancer of the Building or the Project, (iv) be automatically renewable from year to year throughout the Term, (v) be payable by draft sight in San Diego, California, upon presentation of a certification


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signed by an officer of Landlord which states that a default under the Lease has occurred and has not been cured within any applicable cure period, and (vi) be payable in the event such Letter of Credit is not renewed on or before the date which is thirty (30) days prior to its expiration.

         9.3. In the event of bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for all periods prior to the filing of such proceedings.

         9.4. Landlord shall deliver the unapplied and unrefunded portion of the Security Deposit to any purchaser of Landlord's interest in the Demised Premises and thereupon Landlord shall be discharged from any further liability with respect to the Security Deposit. This provision shall also apply to any subsequent transfers.

         9.5. If Tenant shall not then be in default under this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interest hereunder) within sixty (60) days after the expiration or earlier termination of this Lease.

         9.6.     [Intentionally omitted.]

         9.7. Upon delivery of written evidence reasonably satisfactory to Landlord that Tenant has completed strategic alliances or joint ventures with a cumulative value in excess of $10,000,000, as measured by initial and milestone payments received by Tenant from unaffiliated joint venture or alliance partners, and provided that no Default, or event which, with the giving of notice or the passage of time, or both, would constitute a Default, has occurred and is continuing, the Security Deposit shall be decreased by twenty-five percent (25%) of the amount then held by Landlord (the "Reduction Amount"), and
(i) Landlord shall return to Tenant the Reduction Amount, if the Security Deposit is held in cash, within ten (10) days of receipt by Landlord of such written evidence, or (ii) Landlord shall permit Tenant to deliver a replacement letter of credit in the amount of the Security Deposit then held by Landlord less the Reduction Amount, which replacement letter of credit shall otherwise comply with the terms of Section 9.2, and Landlord shall return to Tenant the Letter of Credit upon receipt of the replacement letter, at which time the replacement letter of credit shall become the Letter of Credit.

         9.8. If, subsequent to any reduction in the Security Deposit pursuant to Section 9.7, Landlord receives written evidence reasonably satisfactory to Landlord that Tenant's net sales from products for the immediately preceding fiscal year (as reported in Tenant's most recent public filings with the Securities and Exchange Commission) were no less than $10,000,000, and provided that no Default, or event which, with the giving of notice or the passage of time, or both, would constitute a Default, has occurred and is continuing, the Security Deposit shall be decreased by twenty-five percent (25%) of the amount then held by Landlord (the "Additional Reduction Amount"), and (i) Landlord shall return to Tenant the Additional Reduction Amount, if the Security Deposit is held in cash, within ten (10) days of receipt by Landlord of such written evidence, or (ii) Landlord shall permit Tenant to deliver a replacement letter of credit in the amount of the Security Deposit then held by Landlord less the Additional Reduction Amount, which replacement letter of credit shall otherwise comply with the terms of Section 9.2, and Landlord shall return to Tenant the letter of credit then held by Landlord upon receipt of the replacement letter, at which time the replacement letter of credit shall become the Letter of Credit.

10.      Use

         10.1. Tenant shall use the Demised Premises for the purpose set forth in Section 2.1.9 and shall not use the Demised Premises, or permit or suffer the Demised Premises to be used, for any other purpose without the prior written consent of Landlord which may be withheld in Landlord's sole discretion; provided, however, that Landlord consents to the Antenna Lease (as hereinafter defined) to the same extent as in effect as of the Effective Date.

         10.2. Tenant shall not use or occupy the Demised Premises in violation of any federal, state and local laws and regulations, zoning ordinances, or of the certificate of occupancy issued for the Building, and shall, upon thirty
(30) days' written notice from Landlord, or, if required by law or if resulting in a threat to human health or safety, then within five (5) days written notice or as required by law, discontinue any use of the Demised Premises which is declared or claimed by any governmental authority having jurisdiction to be a violation of law, regulation or zoning ordinance or of said certificate of occupancy, subject to Tenant's right to reasonably contest or appeal such governmental action; provided, however, that such contest rights shall not suspend Tenant's obligation to so comply during the pendency of any appeal or contest. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Demised Premises, impose any duty upon Tenant or Landlord with respect to the Demised Premises or with respect to the use or occupation thereof; provided, however (but without limiting Landlord's ability to determine that the cost thereof constitutes an Operating Expense for which Tenant is responsible in accordance with the terms hereof), that Tenant shall have no obligation to make any alterations, replacements or improvements to the Demised Premises, Building or Project, including without limitation structural or capital improvements, required to comply with such governmental action if such alterations, replacements or improvements are not required as a result of Tenant's use or occupancy of the Demised Premises or as a result of the Tenant Improvements or any other Tenant alterations to the Demised Premises or installation of Tenant's personal property in the Demised Premises. For example, Tenant shall not be responsible for complying with seismic upgrade requirements imposed by governmental authority beyond Tenant's obligation to pay Tenant's Pro Rata Share of Operating Expenses associated with such capital improvements.

         10.3. Tenant shall not do or permit to be done anything which will invalidate or permanently increase the cost of any fire, environmental, extended coverage or any other insurance policy covering the Building and Project and shall comply with all rules, orders, regulations, and requirements of the insurers of the Building and Project and Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Section 10.3.

         10.4.     [Intentionally omitted.]

         10.5. Tenant shall deliver to Landlord copies of all new keys and access control devices promptly following installation. Tenant must, upon termination of this Lease return to Landlord all keys to offices and restrooms, either furnished to, or otherwise procured by Tenant. In the event any key so furnished is lost, Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

         10.6. No awnings or other projection shall be attached to any outside wall of the building. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without the express written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed), nor shall any bottles, parcels, or other articles be placed on the windowsills. No equipment, furniture or other items of personal property shall be placed on any exterior balcony without the express written consent of Landlord.

         10.7. No sign, advertisement, or notice shall be exhibited, painted or affixed by Tenant on any part of the Demised Premises or the Building which is visible from the exterior of the Building without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.

         10.8. Tenant shall cause any office equipment or machinery to be installed in the Demised Premises so as to reasonably prevent sounds or vibrations therefrom from extending into any other building of the Project or any portion of the Building not leased to or occupied by Tenant. Further, no equipment exceeding the recommended floor load capacity shall be placed upon the second floor Demised Premises without advance notice to and approval by Landlord. Placement of such equipment, if approved by Landlord, shall be only at a location designed to carry the weight of such equipment.

         10.9. Tenant shall not do or permit anything to be done in or about the Demised Premises which shall in any way obstruct or interfere with the rights of other tenants of the Project, or injure or unreasonably annoy them, or use or allow the Demised Premises to be used for immoral or unlawful purpose (provided, however, that any medical research activity permitted by the United States Food and Drug Administration shall not be deemed to be an immoral purpose), nor shall Tenant knowingly cause, maintain or permit any nuisance or commit or permit any act of waste in, on, or about the Demised Premises, Building or Project.

         10.10. Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for all liabilities, costs and expense arising out of or in connection with the compliance of the Demised Premises with the Americans With Disabilities Act, 42 U.S.C. ss. 12101, et seq. (together with regulations promulgated pursuant thereto, "ADA") and Tenant shall indemnify, defend and hold harmless from and against any loss, cost, liability or expense

(including reasonable attorneys fees and disbursements) arising out of any failure of the Demised Premises to comply with the ADA.

11.      Brokers

         11.1. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease other than John Burnham & Company ("Broker"), as has been disclosed in writing to Landlord and that Tenant knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.

         11.2. Tenant hereby indemnifies and shall defend, hold and save Landlord harmless from and against any and all claims for any commissions or fees in connection with this Lease made by any broker or finder having worked, or claiming to have worked, on behalf Tenant, other than Broker. Landlord hereby indemnifies and shall defend, hold and save Tenant harmless from and against any and all claims for any commissions or fees in connection with this Lease made by any broker or finder having worked, or claiming to have worked, on behalf of Landlord, other than Broker.

         11.3. Tenant represents and warrants that no broker or agent has made any representation or warranty relied upon by Tenant in Tenant's decision to enter into this Lease other than as contained in this Lease.

         11.4. Tenant acknowledges and agrees that the employment of brokers by Landlord is for the purpose of solicitation of offers of lease from prospective tenants and no authority is granted to any broker to furnish any representation (written or oral) or warranty from Landlord unless expressly contained within this Lease. Landlord in executing this Lease does so in reliance upon Tenant's representations and warranties contained within Sections 11.1 and 11.3 hereof.

12.      Holding Over

         12.1. If, with Landlord's express written consent, Tenant holds possession of all or any part of the Demised Premises after the expiration or earlier termination Term, Tenant shall become a tenant from month-to-month (provided, however, that if such holdover is with Landlord's consent and is for less than 30 days, Tenant's obligation to pay Basic Annual Rent (or such other amount as Landlord has indicated) shall be on a per diem basis during such initial 30-day period) upon the Term Expiration Date, and in such case Tenant shall continue to pay monthly installments of Basic Annual Rent in the amount payable upon the Term Expiration Date, or such other amount as Landlord may indicate, in Landlord's sole and absolute discretion, in such written consent, and all other provisions, representations, covenant and agreements contained herein, other than with respect to the Term and any extensions thereof, but specifically including, without limitation, the adjustment of Basic Annual Rent pursuant to Section 6 hereof, shall remain in full force and effect.

         12.2. Notwithstanding the foregoing, if Tenant remains in possession of the Demised Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to one hundred twenty-five percent (125%) of the Basic Annual Rent and Additional Rent in effect during the last thirty (30) days of the Term. Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant's holding over.

         12.3. Acceptance by Landlord of Rent after such expiration or earlier termination shall not result in a renewal or reinstatement of this Lease.

         12.4. The foregoing provisions of this Section 12 are in addition to and do not affect Landlord's right to re-entry or any other rights of Landlord hereunder or as otherwise provided by law.

13.      Taxes on Tenant's Property

         13.1. Tenant shall pay, prior to delinquency, any and all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Demised Premises.

         13.2. Subject to Tenant's contest rights as provided in Section 13.4 below, if any such taxes on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property or, if the assessed valuation of the Building is increased by the inclusion therein of a value attributable to Tenant's personal property or trade fixtures, and if Landlord, after written notice to Tenant, pays the taxes based upon such increase in the assessed valued, then Tenant shall upon demand repay to Landlord the taxes so levied against Landlord.

         13.3. If any improvements in or alterations to the Demised Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which improvements conforming to Landlord's "Building Standard" in other spaces in the Project are assessed, then the real property taxes and assessments levied against Landlord or the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 13.2 above. Any such excess assessed valuation due to improvements in or alterations to space in the Project leased by other tenants of Landlord shall not be included in the Operating Expenses defined in Section 7.1, but shall be treated, as to such other tenants, as provided in this Section 13.3.

         13.4. Tenant shall have the right, by appropriate proceedings, to protest or contest with the appropriate governmental agency any assessment, reassessment or allocation of Property Taxes or other taxes payable by Tenant hereunder, in whole or in part; provided that Tenant provides such financial assurances as Landlord may reasonably require in order to bond over or provide for such taxes and no jeopardy or threat to the Project or any portion thereof exists as a result. Tenant may act in its own name and Landlord shall, at Tenant's request and expense, reasonably cooperate with Tenant in connection with such contest. Tenant may utilize any legal procedure for payment under protest, if available, and may sue to recover overpayments. Tenant shall indemnify, hold harmless and defend Landlord and the Demised Premises from any liens, liabilities, claims, losses, costs, expenses, fees, judgments, actions, causes of action or damages (including, without limitation, reasonable attorneys' fees and expenses) arising out of or related to any contest of Property Taxes by Tenant and shall pay any Property Taxes ultimately determined to be due, together with any interest or penalties charged by the taxing entity.

14.      Condition of Demised Premises

         14.1. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of the Demised Premises or the Building or Project, or with respect to the suitability for the conduct of Tenant's business. The taking of possession of the Demised Premises by Tenant shall, except as otherwise agreed in writing by Landlord and Tenant conclusively establish that the Demised Premises and Building were at such time in good, sanitary and satisfactory condition and repair. Tenant further acknowledges that, prior to the Effective Date, Tenant has been in possession of the Demised Premises as owner, that as owner Tenant has developed an intimate familiarity with the Building and the Project and that Tenant is accepting the Demised Premises "AS-IS."

15.      Common Areas and Parking Facilities

         15.1. Tenant shall have the non-exclusive right, in common with other tenants of the Building or the Project, to use the Common Areas other than parking facilities (provided, however, that with respect to the Common Areas within the Building and so long as Tenant is the sole tenant of the Building, Tenant shall have the exclusive rights thereto, subject to the rights of Landlord under this Lease), subject to the rules and regulations adopted by Landlord and attached hereto as Exhibit "C" together with such other reasonable and nondiscriminatory rules and regulations as are hereafter promulgated by Landlord in its discretion (the "Rules and Regulations").

         15.2.    [Intentionally omitted.]

         15.3. Tenant shall have the exclusive right to use the parking facilities located upon the Land, subject to the Rules and Regulations;
provided, however, that nothing in this Section 15.3 is intended to create an affirmative duty on Landlord's part to monitor parking.

         15.4. Landlord reserves the right to modify Common Areas including the right to add or remove exterior and interior landscaping (provided, however, that Landlord shall have no right to modify the portion of the Common Area located within the Building unless a default by Tenant has occurred).

16.      Utilities and Services

         16.1. Tenant shall pay for all water, (including the cost to service, repair and replace reverse osmosis, deionized and other treated water) gas, heat, light, power, telephone and other utilities supplied to the Demised Premises, the Building and the Common Area, together with any fees, surcharges and taxes thereon, including, without limitation, water in Common Areas for drinking and lavatory purposes. If any such utility is not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises as part of Tenant's Pro Rata Share of Operating Expenses, or in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which shall be paid by Tenant as Additional Rent. Tenant agrees to pay for its Pro Rata Share of water consumed in Common Areas, as shown on said meter, as and when bills are rendered, and on default in making such payment, Landlord may pay such charges and collect the same from Tenant. Any such costs or expenses incurred, or payments made by Landlord for any of the reasons or purposes herein above stated shall be deemed to be Additional Rent payment by Tenant and collectible by Landlord as such.

         16.2. Landlord shall not be liable for, nor shall any eviction of Tenant result from, the failure to furnish any such utility or service whether or not such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence or by any other cause, including the gross negligence of Landlord. In the event of such failure, Tenant shall not be entitled to any abatement or reduction of Rent (except to the extent of any rental abatement or interruption insurance proceeds actually received by Landlord with respect to such period), nor be relieved from the operation of any covenant or agreement of this Lease.

         16.3. Tenant shall pay directly to the applicable utility or service provider, prior to delinquency, for any separately metered utilities and services which may be furnished to Tenant or the Demised Premises during the Term.

         16.4. Tenant shall not, without the prior written consent of Landlord, use any device in the Demised Premises, including, but without limitation, data processing machines, which will in any way increase the amount of ventilation, air exchange, gas, steam, electricity or water beyond the existing capacity of the Building as proportionately allocated to the Demised Premises based upon Tenant's Pro Rata Share.

         16.5. If Tenant shall require services in excess of that usually furnished or supplied for similar space in the Building, by reason of equipment operated and/or extended hours of business operation, Tenant may procure the same all at Tenant's sole cost and expense.

         16.6. Landlord shall provide water to the outdoor portions of the Common Areas for landscape irrigation purposes only, and Tenant shall pay Tenant's Pro Rata Share thereof as an Operating Expense.

         16.7. Landlord reserves the right to stop service of the elevator, plumbing, ventilation, air conditioning and electric systems, when necessary, by reason of accident or emergency or for repairs, alterations or improvements, in the judgment of Landlord desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed, and Landlord shall further have no responsibility or liability for failure to supply elevator facilities, plumbing, ventilation, air conditioning, electric or other utility service, when prevented from doing so by strike or accident, or by laws, rules, order, ordinances, directions, regulations or requirements of any federal, state, country or municipal authority or failure to deliver gas, oil or other suitable fuel supply or inability by exercise of reasonable diligence to obtain gas, oil or other suitable fuel. It is expressly understood and agreed that any covenants on Landlord's part to furnish any service pursuant to any of the terms, covenants, conditions, provisions or agreements of this Lease, or to perform any act or thing for the benefit of Tenant, shall not be deemed breached if Landlord is unable to furnish or perform the same by virtue of a strike or labor trouble or any other cause whatsoever.

17.      Alterations

         17.1. Tenant shall make no alterations, additions or improvements in or to the Demised Premises without Landlord's prior written consent, which approval shall not be unreasonably withheld, conditioned or delayed (provided, however, that in the event any proposed alteration, addition or improvement affects (i) any structural portions of the Building including exterior walls, roof, foundation and core of the Building, (ii) the exterior of the Building or (iii) any Building systems, including elevator, plumbing, air conditioning, heating electrical, security, life safety and power, then Landlord may withhold its consent with respect thereto if Tenant does not provide adequate assurance to Landlord of Tenant's ability to restore the Demised Premises to the condition in which they existed prior to the construction of such alterations upon the Term Expiration Date), and then only by architects, contractors, suppliers or mechanics approved by Landlord in Landlord's sole discretion (provided, however, that Tenant may make minor alterations to the interior portions of the Building which do not affect the Building systems, which do not affect the structural portions of the Building and which do not exceed $100,000 in the aggregate in value without Landlord's prior consent but upon not less than 14 days' prior notice to Landlord). In seeking Landlord's approval, Tenant shall provide Landlord, at least fourteen (14) days in advance of any proposed construction, with plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord.

         17.2.    [Intentionally omitted.]

         17.3. Tenant agrees that there shall be no construction of partitions or other obstructions which might interfere with free access to mechanical installation or service facilities of the Building or interfere with the moving of Landlord's equipment to or from the enclosures containing said installations or facilities.

         17.4. Tenant agrees that any work by Tenant shall be accomplished in such a manner as to permit any fire sprinkler system and fire water supply lines to remain fully operable at all times.

         17.5. Tenant covenants and agrees that all work done by Tenant (whether or not requiring Landlord's consent) shall be performed in compliance with all laws, rules, orders, ordinances, directions, regulations, and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction, and in full compliance with the rules, orders, directions, regulations, and requirements of any applicable fire rating bureau. Upon demand by Landlord, Tenant shall provide Landlord with (i) construction agreements, building plans, lien releases and other similar documentation with respect to any improvements or alterations reasonably requested by Landlord or Landlord's lenders, insurers or investors, and (ii) "as-built" plans showing any change in the Demised Premises.

         17.6. Before commencing any work, Tenant shall give Landlord at least fourteen (14) days prior written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own cost and expenses a completion and lien indemnity bond, letter of credit or such other security reasonably satisfactory to Landlord for said work.

         17.7. All alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements, subject to Section 17.9, attached to or built into the Demised Premises, made by either of Landlord or Tenant, including (without limiting the generality of the foregoing) all floor and wall covering, built-in cabinet work and paneling, sinks and related plumbing fixtures, exterior venting fume hoods and walk-in freezers and refrigerators, clean rooms, climatized rooms, ductwork, conduits, electrical panels and circuits, shall become the property of Landlord upon the Term Expiration Date or earlier termination of the term of this Lease, and shall remain upon and be surrendered with the Demised Premises as a part thereof; provided, however, that Landlord may at the time of Landlord's consent to such alterations (or at any time if no consent is obtained from Landlord) elect to cause Tenant to remove any such items from the Demised Premises upon the Term Expiration Date or earlier termination of this Lease, and, if Landlord so elects, Tenant shall remove such alterations, attached equipment, decorations, fixtures, trade fixtures, additions and improvements upon the Term Expiration Date or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal and further provided that Tenant may remove the items listed on Exhibit "D" attached hereto so long as Tenant restores any damage caused by or occasioned as a result of such removal.

         17.8. Tenant shall repair any damage to the Demised Premises caused by Tenant's removal of any property from the Demised Premises. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

         17.9. Except as to those items listed on Exhibit "D" attached hereto and incorporated herein, all business and trade fixtures, machinery and equipment, built-in furniture and cabinets, together with all additions and accessories thereto, installed in and upon the Demised Premises shall be and remain the property of Landlord and shall not be moved by Tenant at any time during the Term. If Tenant shall fail to remove all of its effects from the Demised Premises prior to expiration or earlier termination of this Lease, then Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof or damage thereto, and Tenant agrees to pay Landlord upon demand any expenses incurred to such removal and storage or Landlord may, at its option, without notice, sell said property or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against any expenses incident to the removal, storage and sale of said personal property.

         17.10. Notwithstanding any other provision of this Section 17 to the contrary, except with respect to the items list on Exhibit "D" attached hereto, in no event may Tenant remove any improvement from the Demised Premises as to which Landlord contributed payment, without Landlord's prior written consent, which may be withheld in Landlord's sole discretion.

         17.11. Tenant shall pay to Landlord an amount equal to ten percent (10%) (not to exceed $5,000) of the cost to Tenant of all charges incurred by Tenant of its contractors or agents in connection with any alterations, additions or improvements to the Demised Premises for projects less than $250,000, and $10,000 plus all reasonable out-of-pocket costs and expenses incurred by Landlord in connection therewith for all projects of $250,000 or more, to cover Landlord's overhead and expenses for plan review, coordination, scheduling and supervision thereof. Landlord shall use its good faith efforts to review, coordinate, schedule and supervise any such project with Landlord's internal personnel prior to incurring any material out-of-pocket cost related thereto. For purposes of payment of such sum, Tenant shall submit to Landlord copies of all bills, invoices, and statements covering the costs of such charges, which will be accompanied by payment to Landlord of the percentage fee set forth above. Tenant shall reimburse Landlord for any extra expense reasonably incurred by Landlord by reason of faulty work done by Tenant or its contractors, or by reason of inadequate cleanup.

18.      Repairs and Maintenance

         18.1. Landlord shall repair and maintain the structural portions of the Demised Premises and the exterior portions of the Common Areas, including, without limitation, structural portions of the roof system (but not including the roof membrane), foundations, exterior walls, interior load bearing walls, landscaping and parking areas (and the full cost thereof shall be included as a part of Operating Expenses), unless such maintenance or repairs are required in whole or in part because of any act, neglect, fault of or omissions of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the cost of such maintenance and repairs. If Landlord fails to perform any of its repair and maintenance obligations under this Section 18.1, and such failure materially affects Tenant's ability to use and occupy the Demised Premises for the purposes permitted herein, Tenant shall have the right, but not the obligation, at Tenant's sole cost and expense to perform such repairs and/or maintenance if such failure continues for more than fifteen (15) days after written notice from Tenant to Landlord and any of Landlord's lenders; provided, however, that if the nature of the repairs and/or maintenance to be completed by Landlord is such that more than fifteen (15) days are required to complete such repairs and/or maintenance, Landlord shall have such additional time as is reasonably necessary to complete such repairs and/or maintenance so long as Landlord takes appropriate action to commence such repairs and/or maintenance within such fifteen (15) day period and thereafter diligently pursues such repairs and/or maintenance to completion.

         18.2. Except for services of Landlord, if any, required by Section 18.1, Tenant shall at Tenant's sole cost and expense keep the Demised Premises and the Common Areas and every part thereof (including, without limitation, the roof membrane, the plumbing and the fire sprinkler, heating, ventilating, air conditioning, elevator and electrical systems) in good condition and repair, damage thereto from ordinary wear and tear and casualty and condemnation not caused by Tenant excepted. Tenant shall, upon the Term Expiration Date or earlier termination of this Lease, surrender the Demised Premises to Landlord in as good as condition as when received, ordinary wear and tear and casualty and condemnation not caused by Tenant excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Demised Premises or any part thereof, except as specifically set forth in Sections 22 and 23 of this Lease.

         18.3. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance which is an obligation of Landlord unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant waives the rights under Section 1941 and 1942 of the California Civil Code or under any similar law, statute or ordinance now or hereafter in effect to make repairs at Landlord's expense.

         18.4. Repairs under this Section 18 which are obligations of Landlord are subject to allocation among Tenant and other tenants as Operating Expenses.

         18.5. This Section 18 relates to repairs and maintenance arising in ordinary course of operation of the Building, the Project and any related facilities. In the event of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction, this Section 18 shall not be applicable and the provisions of Section 22 shall apply and control.

19.      Liens

         19.1. Subject to the immediately succeeding sentence, Tenant shall keep the Demised Premises, the Building, the Project and the real property upon which the Building and the Project are situated free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Tenant further covenants and agrees that any mechanic's lien filed against the Demised Premises or against the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) business days after the filing thereof, at the sole cost and expense of Tenant, subject, however, to Tenant's latest rights set forth in Section 19.4 below.

         19.2. Should Tenant fail to discharge any lien of the nature described in Section 19.1, Landlord may at Landlord's election pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title and the cost thereof shall be immediately due from Tenant as Additional Rent.

         19.3. In the event Tenant shall lease or finance the acquisition of equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant's business, Tenant warrants that any Uniform Commercial Code Financing Statement executed by Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Demised Premises. In no event shall the address of the Building be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property. Should any holder of a Financing Statement executed by Tenant record or place of record a Financing Statement which appears to constitute a lien against any interest of Landlord or against equipment which may be located other than within the Demised Premises, Tenant shall within ten
(10) days after filing such Financing Statement (i) cause a copy of the Security Agreement or other documents to which Financing Statement pertains to be furnished to Landlord to facilitate Landlord's being in a position to show such lien is not applicable to Landlord's interest, and (ii) cause Tenant's lender to amend any documents of record so as to clarify that such lien is not applicable to any interest of Landlord in the Building or the Project. If Tenant desires to purchase subject to a security interest, lease or obtain a loan secured by tenant's personal property and requests that Landlord execute a lien waiver or consent to encumbrance in connection therewith, Landlord agrees to execute such lien waiver or consent to encumbrance in a form reasonably acceptable to the Landlord, the delivery of which shall not be unreasonably delayed by the Landlord.


         19.4. Notwithstanding anything to the contrary herein, Tenant may, in good faith, contest the validity of any lien of the nature described in Section 19.1, or any claim or demand arising therefrom, and, as a condition thereto, Tenant shall, at its sole expense, indemnity, defend, hold harmless and protect itself, Landlord and the Demised Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Demised Premises or the Project. If Landlord shall in its discretion require, Tenant shall furnish to Landlord a letter of credit or surety bond in a form reasonably satisfactory to Landlord and in an amount equal to one and one-half times the amount of such contested lien claim or demand, indemnifying Landlord against liability for the same, as required by law for the holding of the Demised Premises free from the effect of such lien or claim.

20.      Indemnification and Exculpation

         20.1. Tenant hereby indemnifies and agrees to defend and save Landlord harmless from and against any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys' fees, charges and disbursements), for injury or death to person or injury to property occurring within or about the
Demised Premises, arising directly or indirectly out of Tenant's, it's employees, agents or guests use or occupancy of the Demised Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful act or gross negligence of the Landlord.

         20.2. Landlord shall not be liable to Tenant and Tenant assumes all risk of damage to personal property or scientific research, including loss of records kept within the Demised Premises if the cause of such damage is of a nature which, if Tenant had elected to maintain fire and theft insurance with extended coverage and business records endorsement available on a commercially reasonable basis, would be a loss subject to settlement by the insurance carrier, including, but not limited to, damage or losses caused by fire, electrical malfunctions, gas explosion, and water damage of any type, including, but not limited to, broken water lines, malfunction of fire sprinkler system, roof leakage or stoppages of lines unless and except if such loss is due to willful disregard of Landlord after written notice by Tenant of need for a repair which Landlord is responsible to make for an unreasonable period of time. Tenant further waives any claim for injury to Tenant's business or loss of income relating to any such damage or destruction of personal property including any loss of records.

         20.3. Landlord shall not be liable to Tenant for any damages arising from any act, omission or neglect of any other tenant in the Building or the Project or of any other third party provided that the foregoing shall not create any liability of Tenant for any act, omission or neglect of any other tenant in the Building or Project (other than Tenant's subtenants, licensees, invitees, agents or contractors).

         20.4. Security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and it is agreed that Landlord shall not be liable for injuries or losses caused by criminal acts of third parties and the risk that any security device or service may malfunction or otherwise be circumvented by a criminal is assumed by Tenant. Tenant shall at Tenant's cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

21.      Insurance - Waiver of Subrogation

         21.1. Landlord, as part of Operating Expenses, shall carry insurance upon the Building, in an amount equal to full replacement cost (exclusive of the costs of excavation, foundations, and footings, and without reference to depreciation taken by Landlord upon its books or tax returns) or such lesser coverage as Landlord may elect provided such coverage is not less than ninety percent (90%) of such full replacement cost or the amount of such insurance Landlord's mortgage lender requires Landlord to maintain, providing protection against any peril generally included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage (if applicable), vandalism and malicious mischief. Landlord, subject to availability thereof and, as part of Operating Expenses, shall further insure as Landlord deems appropriate coverage against flood, environmental hazard and earthquake, loss or failure of building equipment, rental loss during the period of repair or rebuild (for a period not exceeding 18 months), workmen's compensation insurance and fidelity bonds for employees employed to perform services. Notwithstanding the foregoing, Landlord may, but shall not be deemed required to, provide insurance as to any improvements installed by Tenant after the Effective Date or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Building. The insurance maintained by Landlord on the Project shall include reasonable deductibles as are maintained by prudent owners of similar projects in the San Diego metropolitan area (which, except with respect to earthquake coverages, shall not exceed 10% of the replacement value of the Building).

         21.2. Landlord, as part of Operating Expenses, shall further carry public and excess liability insurance with a single loss limit of not less than Five Million Dollars ($5,000,000) for death or bodily injury, or property damage with respect to the Project.

         21.3. Tenant at its own cost shall procure and continue in effect from the Term Commencement Date and continuing throughout the Term (and occupancy by Tenant, if any, after the Term Expiration Date) comprehensive public and excess liability insurance with limits of not less than Five Million Dollars ($5,000,000) per occurrence for death or bodily injury and not less than Five Million Dollars ($5,000,000) for property damage with respect to the Demised Property.

         21.4. The aforesaid insurance required of Tenant shall name Landlord and any mortgage lender of Landlord who so requests as an additional insured. Said insurance shall be with companies having a rating of not less than policyholder rating of A and financial category rating of at least Class XII in "Best's Insurance Guide." Tenant shall obtain for Landlord from the insurance companies or cause the insurance companies to furnish certificates of coverage to Landlord. No such policy shall be cancellable or subject to reduction of coverage or other modification or cancellation except after thirty (30) days prior written notice to Landlord from the insurer. All such policies shall be written as primary policies with respect to the Demised Premises, not contributing with and not in excess of the coverage which Landlord may carry. Tenant's policy may be a "blanket policy" which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to), upon not less than five (5) days notice to Tenant, procure said insurance on Tenant's behalf and at its cost to be paid as Additional Rent.

         21.5. Tenant assumes the risk of damage to any fixtures, goods, inventory, merchandise, equipment, and leasehold improvements, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage all as more particularly heretofore set forth within this Lease. Tenant at Tenant's cost shall carry such insurance as Tenant desires for Tenant's protection with respect to personal property of Tenant or business interruption.

         21.6. In each instance where insurance is to name Landlord as additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to (i) any lender of Landlord holding a security interest in the Building or real property upon which the Building is situated, and/or (ii) the landlord under any lease wherein Landlord is tenant of the real property whereupon the Building is located if the interest of Landlord is or shall become that of a tenant under a ground lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Building or the Project.

         21.7. Landlord and Tenant each hereby waive any and all rights of recovery against the other or against the officers, directors, employees, agents, and representatives of the other, on account of loss or damage occasioned to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of such loss or damage. Such waivers shall continue as long as their respective insurers so permit or such waivers are generally permitted by insurance carriers in the California market (provided that neither party shall be required to pay any material amount to their respective insurers in order to maintain such waivers). Any termination of such a waiver shall be by written notice of circumstances as hereinafter set forth. Landlord and Tenant upon obtaining the policies of insurance required or permitted under this Lease shall give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease. If such policies shall not be obtainable with such waiver or shall be so obtainable only at a premium over that chargeable without such waiver, the party seeking such policy shall notify the other thereof, and the latter shall have ten (10) days thereafter to either
(i) procure such insurance with companies reasonably satisfactory to the other party or (ii) agree to pay such additional premium. If neither (i) nor (ii) are done, this Section 21.7 shall have no effect during such time as such policies shall not be obtainable or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium. If such policies shall at any time be unobtainable, but shall be subsequently obtainable, neither party shall be subsequently liable for a failure to obtain such insurance until a reasonable time after notification thereof by the other party. If the release of either Landlord or Tenant, as set forth in the first sentence of this Section
21.7 shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the other's insurer.

         21.8. Landlord may require insurance policy limits to be raised to conform with any reasonable requirements of Landlord's lender and/or to bring coverage limits to levels then generally being required by institutional landlords for comparable projects.

22.      Damage or Destruction

         22.1. In the event of a partial destruction of the Building by fire or other perils covered by extended coverage insurance, not exceeding twenty-five percent (25%) of the full replacement cost thereof, and if the damage thereto is such that the Building may be repaired, reconstructed or restored within a period of six (6) months from the date of the happening of such casualty and Landlord will receive insurance proceeds sufficient to cover the cost of such repairs (except for any deductible amount provided by Landlord's policy, which deductible amount if paid by Landlord shall be an Operating Expense), Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect.

         22.2. In the event of any damage to or destruction of the Building, other than as provided in Section 22.1, Landlord may elect to repair, reconstruct and restore the Building, in which case this Lease shall continue in full force and effect. If Landlord elects not to repair then the Term Expiration Date shall be (and this Lease shall terminate as of) the date of destruction.

         22.3. Landlord shall give written notice to Tenant of its election to repair or not to repair, reconstruct or restore the Building or Project within the sixty (60) day period following the date of damage or destruction.

         22.4. Upon any termination of this Lease under any of the provisions of this Section, the parties shall be released thereby without further obligation to the other from the date possession of the Demised Premises is surrendered to the Landlord except for items which have theretofore occurred.

         22.5. In the event of repair, reconstruction and restoration as herein provided, the rental provided to be paid under this Lease shall be abated proportionately based on the extent to which Tenant's use of the Demised
Premises is impaired during the period of such repair, reconstruction or restoration, unless Landlord provides Tenant with other comparable space during the period of repair, which in Tenant's reasonable opinion is suitable for the temporary conduct of Tenant's business and which shall be leased by Tenant on terms substantially similar to this Lease, but at monthly installments of Basic Annual Rent equitably reduced to reflect the area and permitted uses of such temporary premises.

         22.6. Notwithstanding anything to the contrary contained in this Section, should Landlord be delayed or prevented from completing the repair or restoration of the damage to the Demised Premises after the occurrence of such damage or destruction by reason of acts of God or war, governmental restrictions, inability to procure the necessary labor or materials, strikes, or other circumstances beyond the control of Landlord, the time for Landlord to commence or complete repairs shall be extended, provided, at the election of Landlord, Landlord shall be relieved of its obligation to make such repairs or restoration and Tenant shall be released from its obligation under this Lease as of the end of eight (8) months from date of destruction, if repairs required to provide Tenant use of the Demised Premises are not then substantially complete.

         22.7. If Landlord is obligated to or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of the Building and the Demised Premises which were provided at Landlord's expense; the repair and restoration of items not provide at Landlord's expense shall be the obligation of Tenant. In the event Tenant elected to upgrade certain improvements from the standard normally provided by Landlord, Landlord shall upon the need for replacement due to an insured loss, provide only the standard Landlord improvements unless Tenant shall elect to again upgrade and pay any additional cost of such upgrades, except to such extent as insurance proceeds which, if received, the excess proceeds are adequate to provide such upgrades, in addition to providing for basic reconstruction and standard improvements.

         22.8. Notwithstanding anything to the contrary contained in this Section, Landlord shall not have any obligation whatsoever to repair, reconstruct or restore the Demised Premises to the extent that insurance proceeds are not available therefor (except for the amount of the deductible carried by Landlord as permitted hereunder). In addition, notwithstanding anything to the contrary contained in this Section 22, if at any time during the last twenty four (24) months of the term of this Lease there is damage for which the cost to repair exceeds two months' installments of Basic Annual Rent, or the repair, reconstruction or restoration of which is reasonably determined by Landlord to exceed two (2) months from the date of damage or destruction, then Landlord shall have no obligation whatsoever, to repair, reconstruct or restore the Demised Premises and Landlord may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to the Tenant of its election to do so within thirty (30) days after the date of occurrence of such damage; provided, however, that if Tenant at the time of such election has an exercisable option to extend this Lease so that the Lease after exercise of such option would have an unexpired term of not less seven years, then Tenant may preserve this Lease, notwithstanding Landlord's election to terminate this Lease, by (a) exercising such option, and (b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Tenant's receipt of Landlord's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Tenant duly exercises such option during such period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If

Tenant fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 22.8.

23.      Eminent Domain

         23.1. In the event the whole of the Demised Premises, or such part thereof or of the Project as shall substantially interfere with the Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, Tenant or Landlord may terminate this Lease effective as of the date possession is required to be surrendered to said authority.

         23.2. In the event of a partial taking of the Building, the Project or of drives, walkways, and parking areas serving the Building or the Project for any public or quasi-public purpose by any lawful power or authority by exercise of right of appropriation, condemnation, or eminent domain, or sold to prevent such taking, then without regard as to whether any portion of the Demised Premises occupied by Tenant was so taken, Landlord may elect to terminate this Lease as of such taking if such taking is, in the reasonable opinion of Landlord, of a material nature such as to make it uneconomical to continue use of the unappropriated portion for purposes of office rentals, laboratory space or manufacturing facilities.

         23.3. Tenant shall be entitled to any award which is specifically awarded as compensation for the taking of Tenant's personal property which was installed at Tenant's expense, for the value of Tenant's good will, for any damage to Tenant's business and for costs of Tenant moving to a new location. Except as before set forth, any award for such taking shall belong to Landlord.

         23.4. If upon any taking of the nature described in this Section 23 this Lease continues in effect, the Landlord shall promptly proceed to restore the Demised Premises, Building and the Project to substantially their same condition prior to such partial taking. To the extent such restoration is feasible, as determined by Landlord in its sole discretion, the Rent shall be abated proportionately based upon the extent to which Tenant's use of the Demised Premises has decreased on the basis of the percentage of the rental value of the Demised Premises after such taking and the rental value of the Demised Premises prior to such taking.

24.      Defaults and Remedies

         24.1. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Demised Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within ten (10) days after delivery by Landlord of a notice of delinquency to Tenant, Tenant shall pay to Landlord an

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

additional sum of three percent (3%) of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest from the 5th day after date due until paid at the lesser of (i) twelve percent (12%) per annum or (ii) the maximum rate permitted by law (such rate being referred to herein as the "Default Rate").

         24.2. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided. If at any time a dispute shall arise as to any amount or sum of money to be paid by Tenant to Landlord, Tenant shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of Tenant to institute suit for recovery of the payment paid under protest.

         24.3. If Tenant fails to pay any sum of money required to be paid by it hereunder, or shall fail to perform any other act on its part to be performed hereunder, Landlord may, without waiving or releasing Tenant from any obligations of Tenant, but shall not be obligated to, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the Default Rate shall be payable to Landlord on demand as Additional Rent.

         24.4. The occurrence of any one or more of the following events shall constitute a "Default" hereunder by Tenant:

                  24.4.1   The abandonment of the Demised Premises by Tenant;

                  24.4.2 The failure by Tenant to make any payment of Rent within three days after written notice that the same is due (provided, however, the Landlord shall have no obligation to give Tenant written notice more than two times in any twelve month period);

                  24.4.3 The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Section 24.4.1 and 24.4.2) to be performed by Tenant which results in a threat to the health or safety of any tenants or occupants of the Building or Project, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant.

                  24.4.4 The failure by Tenant to observe or perform any obligation or covenant contained herein (other than described in Section 24.4.1, 24.4.2 and 24.4.3) to be performed by Tenant, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Such notice shall be in lieu of, and not in addition to, any

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

notice required under California Code or Civil Procedure Section 1161; provided that if the nature of Tenant's default is such that it reasonably requires more than thirty (30) days to cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute the same to completion provided, however, that such cure is completed no later than sixty (60) days from the date of written notice;

                  24.4.5 Tenant makes a general assignment for the benefit of creditors;

                  24.4.6 A receiver, trustee or custodian is appointed to, or does, take title, possession or control of all, or substantially all, of Tenant's assets;

                  24.4.7 Tenant files a voluntary petition under the Bankruptcy Code (or any similar law) or an order for relief is entered against Tenant pursuant to a voluntary or involuntary proceeding commenced under any chapter of the Bankruptcy Code;

                  24.4.8 Any involuntary petition if filed against the Tenant under any chapter of the Bankruptcy Code and is not dismissed within ninety (90) days; or

                  24.4.9 Tenant's interest in this Lease is attached, executed upon, or otherwise judicially seized and such action is not released within ninety (90) days of the action.

                  24.4.10 Tenant defaults beyond any applicable grace period under that certain Loan and Security Agreement of even date herewith, by and between Tenant, as borrower, and Landlord, as lender, or any documents or instruments delivered in connection therewith.

Notices given under this Section 24.4 shall specify the alleged default and shall demand that Tenant perform the provisions of this Lease or pay the Rent that is in arrears, as the case may be, within the applicable period of time, or quit the Demised Premises. No such notice shall be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice.

         24.5. During the continuance of a Default by Tenant, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have, Landlord shall be entitled to terminate Tenant's right to possession of the Demised Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Demised Premises to Landlord. In such event, Landlord shall have the immediate right to re-enter and remove all persons and property, and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. In the event that Landlord shall elect to so terminate this Lease, then Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including:

                  24.5.1 The worth at the time of award of any unpaid Rent which had been earned at the time of such termination; plus

                  24.5.2 The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds that portion of such rental loss which Tenant proves could have been reasonably avoided; plus

                  24.5.3 The worth at the time of award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

                  24.5.4 Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligation under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, the cost of restoring the Demised Premises to the condition required under the terms of this Lease; plus

                  24.5.5 At the Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

As used in Sections 24.5.1 and 24.5.2 above, "worth at the time of award" shall be computed by allowing interest at the rate specified in Section 24.1. As used in Section 24.5.3 above, the "worth at the time of the award" shall be computed by taking the present value of such amount, by using the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus six (6) percentage points.

         24.6. If Landlord does not elect to terminate this Lease as provided in this Section, then Landlord may, from time to time, recover all Rent as it becomes due under this Lease. At any time thereafter, Landlord may elect to terminate this Lease and to recover damage to which Landlord is entitled.

         24.7. In the event Landlord elects to terminate this Lease and relet the Demised Premises, it may execute any new lease in its own name. Tenant hereunder shall have no right or authority whatsoever to collect any Rent from such tenant. The proceeds of any such reletting shall be applied as follows:

                  First, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, including, but not limited to, storage charges or brokerage commissions owing from Tenant to Landlord as the result of such reletting;

                  Second, to the payment of the costs and expenses of reletting the Demised Premises, including alterations and repairs which Landlord deems reasonably necessary and advisable and reasonable attorneys' fees, charges and disbursements incurred by

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

         Landlord in connection with the retaking of the Demised Premises and such reletting;

                  Third, to the payment of Rent and other charges due and unpaid hereunder; and

                  Fourth, to the payment of future Rent and other damages payable by Tenant under this Lease.

         24.8. All rights, options, and remedies of Landlord contained in this Lease shall be construed and held to be nonexclusive and cumulative. Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any Rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver.

         24.9. Termination of this Lease or Tenant's right to possession by Landlord shall not relieve Tenant from any liability to Landlord which has theretofore accrued or shall arise based upon events which occurred prior to the last to occur of (i) the Term Expiration Date or (ii) the date possession of Demised Premises is surrendered.

         24.10. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event shall such failure to continue be for more than thirty (30) days after written notice by Tenant specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty
(30) day period and thereafter diligently prosecutes the same to completion.

         24.11. In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee or a mortgage covering the Demised Premises and to any landlord of any lease of any building in which Demised Premises is located whose address shall have been furnished, and Tenant shall offer such beneficiary, mortgagee and/or landlord a reasonable opportunity to cure the default, including the minimum amount of time necessary to obtain possession of the Building by power of sale or a judicial action if such should prove necessary to effect a cure, provided the Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.

25.      Assignment or Subletting

         25.1.  Except  as  hereinafter  provided,   Tenant  shall  not,  either
voluntarily or by operation of law, directly or indirectly, sell, hypothecate, assign, pledge, encumber or otherwise transfer this Lease, or sublet the Demised Premises or any part thereof, or permit or suffer the Demised

Premises or any part thereof to be used or occupied as work space, storage space, mailing privileges, concession or otherwise by anyone other than Tenant, Tenant's employees or consultants, or employees of Tenant's joint venture partners, without the prior written consent of Landlord in each instance, which consent may be withheld in Landlord's sole discretion (except as otherwise provided herein). Notwithstanding anything to the contrary set forth herein, Landlord does hereby consent to the existing sublease of portions of the Demised Premises pursuant to that certain Industrial Multi-Tenant Lease between Tenant, as "Landlord," and Advanced Tissue Sciences, Inc., as "Tenant," dated July 15, 1996, and that certain Building Lease Agreement, dated August 9, 1996 (the "Antenna Lease"), between Tenant, as "Lessor," and Cox California PCS, Inc., as "Lessee," for rooftop communication facilities, which leases and the obligations of lessor thereunder are being retained by Tenant.

         25.2. If Tenant is a corporation, the shares of which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby twenty-five percent (25%) or more of the issued and outstanding shares of such corporation are, or the voting control is, transferred (but excepting transfers upon deaths of individual shareholders) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares of the corporation at time of execution of this Lease shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in
Section 25.1 above.

         25.3. If Tenant desires to assign this Lease to any entity into which Tenant is merged, with which Tenant is consolidated, which acquires all or substantially all of the assets of Tenant, or which is controlled by, under common control with or controls Tenant, provided that the assignee first executes, acknowledge and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant immediately prior to the assignment (or as of the date hereof, if greater), then Landlord, upon receipt of proof of foregoing shall consent to such assignment.

         25.4. In the event Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Demised Premises, then at least fifteen (15) days, but not more than ninety (90) days, prior to the date when Tenant desires the assignment or sublease to be effective (the "Assignment Date"), Tenant shall give Landlord a notice (the "Assignment Notice") containing information (including references) concerning the character of the proposed assignee or sublessee, the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or sublessee, and the consideration and all other material terms and conditions of the proposed assignment or sublease along with such other information as Landlord may reasonably require, all in such detail as Landlord shall reasonably require. Tenant shall also tender to Landlord, reasonable attorneys fees and other costs or overhead expenses incurred by Landlord in reviewing Tenants request for such assignment.

         25.5. Landlord in making its determination as to whether consent should be given to a proposed assignment or sublease, may give consideration to the financial strength of such assignee or subtenant (notwithstanding the assignor or sublessor remaining liable for Tenant's performance), any change in use which such assignee or subtenant proposes to make in use of Demised Premises and desire of Landlord to exercise rights under Section 25.10 to obtain cancellation of this Lease. In no event shall Landlord be deemed to be unreasonable for declining to consent to transfer to an assignee or subtenant of poor reputation, lacking financial qualifications, or seeking change in use.

         25.6. As conditions precedent to Landlord considering a request by Tenant to Tenant's transfer of rights or subletting of the Demises Premises, Landlord may require any or all of the following:

                  25.6.1 Tenant shall remain fully liable under this Lease during the unexpired Term;

                  25.6.2 Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord that the value of Landlord's interest under this Lease will not thereby be diminished or reduced. Such evidence shall include, but need not be limited to, evidence respecting the relevant business experience and financial responsibility and status of the third party concerned;

                  25.6.3 Tenant shall reimburse Landlord for Landlord's actual costs and expenses, including, without limitation, reasonable attorneys' fees, charges and disbursements incurred in connection with the review, processing and documentation of such request;

                  25.6.4 If Tenant's transfer of rights or sharing of the Demised Premises provides for the receipt by, on behalf or on account of Tenant of any consideration of any kind whatsoever (including, but not by way of limitation, a premium rental for a sublease or lump sum payment for an assignment) in excess of the rental and other charges due Landlord under this Lease, Tenant shall be entitled to retain such excess for Tenant's own account and benefit;

                  25.6.5 Written agreement from any applicable third party that in the event Landlord gives such third party notice that Tenant is in default under this Lease, such third party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability to Landlord except to credit such payment against amounts due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however that in no event shall Landlord or its successors or assigns be obligated to accept such attornment;

                  25.6.6 Any such transfer and consent shall be effected on forms reasonably approved by Landlord as to form and substance;

                  25.6.7 Tenant shall not then be in Default hereunder in any respect;

                  25.6.8 Such third party's proposed use of the Demised Premises shall be substantially the same as Tenant's Permitted Use;

                  25.6.9 Landlord shall not be bound by any provision of any agreement pertaining to Tenant's transfer of rights or subletting of the Demised Premises;

                  25.6.10 Any agreement pertaining to Tenant's transfer of rights or subletting of the Premises shall be in a form acceptable to Landlord in Landlord's reasonable discretion and any such agreement shall not be modified or amended without Landlord's prior written consent, which shall not be unreasonably withheld;

                  25.6.11 Tenant shall deliver to Landlord one original executed copy of any and all written instruments evidencing or relating to Tenant's transfer of rights or subletting of the Demised Premises; and

                  25.6.12 A list of Hazardous Materials, certified by the proposed sublessee to be true and correct, which the proposed sublessee intends to use or store in the Demised Premises. Additionally, Tenant shall deliver to Landlord, on or before the date any proposed sublessee takes occupancy of the Demised Premises, all of the items relating to Hazardous Materials of such proposed sublessee.

         25.7. Any sale, assignment, hypothecation or transfer of this Lease or subletting of the Demised Premises that is not in compliance with the provisions of this Section 25 shall be void and shall, at the option of Landlord, terminate this Lease.

         25.8. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or sublessee of the Demised Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.

         25.9. Notwithstanding any subletting or assignment, Tenant shall remain fully and primarily liable for the payment of all Rent and other sums due, or to become due hereunder, and for the full performance of all other terms, conditions, and covenants to be kept and performed by Tenant. The acceptance of Rent or any other sum due hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Demised Premises.

         25.10. If Tenant delivers to Landlord an Assignment Notice indicating a desire to assign this Lease to an assignee other than as provided within Section 25.3, then Landlord shall have the option, exercisable by giving notice to Tenant at any time within ten (10) days after Landlord's receipt of the Assignment Notice, to terminate this Lease as of the date specified in the Assignment Notice as the Assignment Date. If Landlord exercises such option, then Tenant shall have the right to withdraw such Assignment Notice by delivery to Landlord written notice of such election within five (5) days after Landlord's delivery of notice electing to exercise such option to terminate. In the event Tenant withdraws the Assignment Notice as herein above provided, this Lease shall continue in full force and effect as if such Assignment Notice as herein above provided, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date. No failure of Landlord to exercise any such option to terminate this Lease shall be deemed to be Landlord's consent to the proposed assignment.

         25.11. If Tenant shall sublet the Demised Premises or any part, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or a part of the Demised Premises, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease; except that, except during the continuation of a Default by Tenant, Tenant shall have the right to collect such rent.

26.      Attorneys' Fees

         If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the non-prevailing party reasonable attorneys' fees, charges and disbursements and costs of suit and such reasonable fees, changes disbursements and costs may be included in and as part of the judgment or declaration resulting from such action.

27.      Bankruptcy

         27.1. In the event a debtor, trustee, or debtor in possession under the Bankruptcy Code, or other person with similar rights, duties and powers under any other law, proposes to cure any default under this Lease or to assume or assign this Lease, and is obliged to provide adequate assurance to Landlord that
(i) a default will be cured, (ii) Landlord will be compensated for its damages arising from any breach of this Lease, or (iii) future performance under this Lease will occur, then adequate assurance shall include any or all of the following, as designated by Landlord:

                  27.1.1 Those acts specified in the Bankruptcy Code or other law as included within the meaning of adequate assurance, even if this Lease does not concern a shopping center or other facility described in such laws;

                  27.1.2 A prompt cash payment to compensate Landlord for any monetary defaults or actual damages arising directly from a breach of this Lease;

                  27.1.3 A cash deposit in an amount at least equal to the Security Deposit as referenced in 2.1.8 originally required at time of execution of this Lease.

                  27.1.4 The assumption or assignment of all of Tenant's interest and obligations under this Lease.

28.      Estoppel Certificate

         Tenant shall within ten (10) days of written notice from Landlord, execute, acknowledge and deliver a statement in writing substantially in the form attached to this Lease as Exhibit "E" with the blanks filled in, and on any other form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advanced, if any, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed and (iii) setting forth such further information with respect to this Lease or the Demised Premises as may be reasonably requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Demised Premises are a part. Tenant's failure or unreasonable refusal to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

29.      [Intentionally Omitted.]

30.      Definition of Landlord; Limitation of Landlord's Liability

         30.1. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only Landlord or the successor-in-interest of Landlord under this Lease at the time in question. In the event of any transfer, assignment or the conveyance of Landlord's fee title or leasehold interest, the landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from, and after the date of such transfer, assignment or conveyance, of all liability for the performance of any covenants or obligations contained in this Lease thereafter accruing or to be performed by Landlord and, without further agreement, the transferee of such title or leasehold shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder during its ownership or ground lease of the Demised Premises. Landlord may transfer its interest in the Demised Premises or this Lease without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on the part of Landlord or the then grantor of any of the terms or conditions of this

Lease; provided, however that such transferee shall have delivered to Tenant written confirmation of such transferee's assumption of Landlord's obligations hereunder and receipt of the Security Deposit.

         30.2. If Landlord is in default of this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Building and Project, and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale, financing, refinancing, or other disposition of all or any part of Landlord's right, title, and interest in the Building and Project.

         30.3. Landlord shall not be personally liable for any deficiency. If Landlord is a partnership, joint venture, or limited liability company, the partners or members of such partnership or limited liability company shall not be personally liable and no partner or member of Landlord or limited liability company shall be sued or named as a party in any suit or action or service of process be made against any partner of Landlord except as may be necessary to secure jurisdiction of the partnership or joint venture. If Landlord is a corporation, the shareholders, directors, officers, employees, and/or agents of such corporation shall not be personally liable and no shareholder, director, officer, employee or agent of Landlord shall be sued or named as a party in any suit or action or service of process made against any shareholder, director, officer, employee or agent of Landlord. No partner, shareholder, director, employee, or agent of Landlord shall be required to answer or otherwise plead to any service of process and no judgment will be taken or writ of execution levied against any partner, shareholder, director, employee or agent of Landlord.

         30.4. Each of the covenants and agreements of this Section 30 shall be applicable to any covenant or agreement either expressly contained in this Lease or imposed by statute or by common law and shall survive the termination of this Lease.


31.      Project Control by Landlord

         31.1. Landlord reserves full control over the Project to the extent not inconsistent with Tenant's enjoyment of the Demised Premises. This reservation includes but is not limited to right of Landlord to expand the Project, subdivide the Project, the right to grant easements and licenses to others, the right to enter the Building and the right to maintain or establish ownership of the Building separate from fee title to the land on which the Building is located; provided, however, that any expansion or subdivision of the Project shall not permanently and unreasonably interfere with Tenant's access to or use of the Demised Premises and will not directly result in an increase to Tenant's Pro Rata Share of Operating Costs of more than 5% without Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

         31.2. Landlord further reserves the right to combine the Project with any other project in the area of the Project and owned by Landlord or its affiliates; provided, however, that any combination of the Project shall not permanently and unreasonably interfere with Tenant's access to or use of the Demised Premises and will not directly result in an increase to Tenant's Pro Rata Share of Operating Costs of more than 5% without Tenant's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

         31.3. Tenant shall, should Landlord so request and of Landlord's sole cost and expense for the reasonable fees and costs incurred by Tenant pursuant thereto, promptly join with Landlord in execution of such documents as may be reasonably appropriate to assist Landlord to implement any such action, provided that Tenant need not execute any document which is of nature wherein liability is created in Tenant or, if by reason of the terms of such document, Tenant will be deprived of the quiet enjoyment and use of the Demised Premises as granted by this Lease.

         31.4. Landlord may, at any and all reasonable times during non-business hours (or during business hours if Tenant so requests), and upon reasonable advance notice which, with respect to entry to Tenant's manufacturing facilities shall be not less than twenty-four hours (provided that no time restrictions shall apply or advance notice need be given if an emergency necessitates an immediate entry), enter the Demised Premises to (a) inspect the same and to determine whether Tenant is in compliance with its obligations hereunder, (b) supply any service Landlord is required to provide hereunder, (c) show the Demised Premises to prospective lenders, insurers, investors, purchasers or, during the last year of the Term, tenants, (d) post notices of nonresponsibility, (e) access the telephone equipment, electrical substation and fire risers, and (f) alter, improve or repair any portion of the Building which Landlord is obligated or entitled to repair or maintain. Tenant and its designees shall have the right to accompany Landlord personnel in connection with any entry upon the Demised Premises, and Landlord shall comply with all other reasonable rules which Tenant may have in connection with any required access. In connection with any such alteration, improvement or repair, Landlord may erect in the Demised Premises or elsewhere in the Building or the Project scaffolding and other structures reasonably required for the work to be performed. In no event shall Tenant's Rent abate as a result of any such entry or work; provided, however, that all such work shall be done in such a manner as to cause as little interference to Tenant as reasonably possible. Landlord shall at all times retain a key with which to unlock all of the doors in the Demised Premises. If an emergency necessitates immediate access to the Demised Premises, Landlord may use whatever force is necessary to enter the Demised Premises and any such entry to the Demised Premises shall not constitute a forcible or unlawful entry to the Demised Premises, an unlawful detainer of the Demised Premises, or an eviction of Tenant from the Demised Premises, or any portion thereof.

32.      Quiet Enjoyment

         So long as Tenant is not in default, Landlord covenants that Landlord or anyone acting through or under Landlord will not disturb Tenant's occupancy of the Demised Premises except as permitted by the provisions of this Lease.

33.      Quitclaim Deed

         Tenant shall execute and deliver to Landlord on the expiration or termination of this Lease, immediately on Landlord's request, in recordable form, a quitclaim deed to the Demised Premises or such other documentation reasonably requested by Landlord evidencing termination of this Lease, which may be recorded by Landlord at its sole cost and expense.

34.      Rules and Regulations

         Tenant shall faithfully observe and comply (and shall cause its subtenants, guests, invitees, licensees, agents, employees and contractors to comply) with the Rules and Regulations and all reasonable and nondiscriminatory modifications thereof and additions thereto from time to time put into effect by Landlord. Neither Landlord nor Tenant (except with respect to Tenant's subtenants, guests, invitees, licensees, agents, employees and contractors) shall be responsible for the violation or non-performance by any other tenant or any agent, employee or invitee of Landlord of any of said Rules and Regulations.

35.      Subordination and Attornment

         35.1. This Lease shall be subject and subordinate to the lien of any mortgage, deed of trust, or lease in which Landlord is tenant now or hereafter in force against the Project or the Building and to all advances made or hereafter to be made upon the security thereof without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination provided, however, that as a condition to such subordination, the lender must agree not to disturb Tenant's right of possession upon and following a foreclosure sale so long as Tenant attorns to the lender or new purchaser and Tenant is not in Default hereunder.

         35.2. Notwithstanding the foregoing, Tenant shall execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust or lease in which Landlord is tenant as may be reasonably required by Landlord provided, however, that as a condition to such subordination, the lender must agree not to disturb Tenant's right of possession upon and following a foreclosure sale so long as Tenant attorns to the lender or new purchaser and Tenant is not in default hereunder. However, if any such mortgagee, beneficiary or landlord under lease wherein Landlord is tenant so elects, this Lease shall be deemed prior in lien to any such lease, mortgage, or deed of trust upon or including the Demised Premises regardless of date and Tenant will execute a statement in writing to such effect at Landlord's request. If Tenant fails or unreasonably refuses to execute any document reasonably required from Tenant under this

Section within ten (10) days after written request therefor, Tenant hereby constitutes and appoints Landlord or its special attorney-in-fact to execute and deliver any such document or documents in the name of Tenant. Such power is coupled with an interest and is irrevocable.

         35.3. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Demised Premises, the Tenant shall at the election of the purchaser at such foreclosure or sale attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease, so long as, with respect to a new purchaser, such new purchaser assumes all of Landlord's obligations under this Lease arising from and after the date of such transfer.

36.      Surrender

         36.1. No surrender of possession of any part of the Demised Premises shall release Tenant from any of its obligations hereunder unless accepted by Landlord.

         36.2. The voluntary or other surrender of this Lease by Tenant shall not work a merger, unless Landlord consents and shall, at the option of
Landlord,   operate  as  an  assignment  to  it  of  any  or  all  subleases  or subtenancies.

         36.3. The voluntary or other surrender of any ground or underlying lease that now exists or may hereafter be executed affecting the Building or the Project, or a mutual cancellation, thereof, or of Landlord's interest therein, shall not work a merger and shall, at the option of the successor of Landlord's interest in the Building or Project, operate as an assignment of this Lease.

         36.4. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Demised Premises to Landlord broom clean and free of debris; with all of Tenant's property and effects removed therefrom except as otherwise provided under Section 17.7 of this Lease; with all alterations, improvements and fixtures required by Landlord to be removed from the Demised Premises as provided under Section 17.7 of this Lease actually removed and all damage as a result of or caused by such removal repaired; and with all licenses, permits and similar items which restrict or affect the used of the Demised Premises released and fully terminated.

37.      Waiver and Modification

         No provision of this Lease may be modified, amended or added to except by an agreement in writing. The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained.

38.      Waiver of Jury Trial and Counterclaims

         THE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO
AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT'S USE OR OCCUPANCY OF THE DEMISED PREMISES, AND OR ANY CLAIM OF INJURY OR DAMAGE.

39.      [Intentionally omitted.]

40.      [Intentionally omitted.]

41.      Hazardous Materials

         41.1. Prohibition/Compliance. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept or used in or about the Demised Premises, the Building or the Project in violation of applicable law by Tenant, its agents, employees, contractors or invitees. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials results in contamination of the Demised Premises, the Building, the Project or any adjacent property or if contamination of the Demised Premises, the Building, the Project or any adjacent property by Hazardous Materials otherwise occurs during the term of this Lease or any extension or renewal hereof or holding over hereunder, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities, or losses (including, without limitation, diminution in value of the Demised Premises or any portion of the building or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Demised Premises, the Building or the Project, damages arising from any adverse impact on marketing of space in the Demised Premises, the Building or the Project, and sums paid in settlement of claims, reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the Lease term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Materials present in the air, soil or ground water above on or under the Demised Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Demised Premises, the Building, the Project or any adjacent property, caused or permitted by Tenant results in any contamination of the Demised Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises, the Building, the Project or any adjacent property, to the condition existing prior to the time of such contamination, provided that Landlord's approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Demised Premises, the Building or the Project.

         41.2. Business. Landlord acknowledges that it is not the intent of this
Section 41 to prohibit  Tenant from  operating  its  business  as  described  in
Section 2.1.9 above. Tenant may operate its business according to the custom of the industry so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all applicable governmental requirements. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Term Commencement Date a list identifying each type of Hazardous Materials to be present on the Demised Premises and setting forth any and all governmental approvals or permits required in connection with the presence of such Hazardous Materials on the Demised Premises ("Hazardous Materials List"). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Materials is brought onto the Demised Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the "Documents") relating to the handling, storage, disposal and emission of Hazardous Materials prior to the Term Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a governmental agency: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any laws; plans relating to the installation of any storage tanks to be installed in or under Building or the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord's sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local governmental agencies and authorities for any storage tanks installed in, on or under the Building or the Project for the closure of any such tanks. Tenant is not required, however, to provide Landlord with any portion(s) of the Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant's business should such information become possessed by Tenant's competitors. At the written request of Landlord, Tenant agrees that it shall enter into a written agreement with other tenant's at the Building concerning the equitable allocation of fire control areas (as defined in the Uniform Building Code, and adopted by the City of San Diego ("UBC")) within the Building for the storage of Hazardous Materials. In the event that Tenant's use of Hazardous Materials is such that it utilizes fire control areas in the Building in excess of Tenant's Pro Rata Share of the Building as set forth in Section 2.1.6 above, Tenant agrees that it shall, at its own expense, and upon the written request of Landlord, establish and maintain a separate area of the Demised Premises or the Land classified by the UBC as an "H" occupancy area, for the use and storage of Hazardous Materials, or take such other action so that its share of the fire control areas of the Building is not greater than Tenant's Pro Rata Share of the Building.

         41.3.  Termination of Lease.  Notwithstanding the provisions of Section
41.1 above, if Tenant or the proposed assignee or sublessee is subject to an enforcement order issued by any governmental authority in connection with the continued use, disposal or storage of Hazardous Materials in material violation of any applicable laws, (i) Landlord shall have the right, if Tenant has failed to comply with such enforcement order within thirty (30) days after written notice from Landlord of such non-compliance (or, if such failure to comply results in an imminent threat to the health or safety of any tenants or occupants of the Building or Project, within three (3) business days after written notice from Landlord), to terminate this Lease in Landlord's sole and absolute discretion (with respect to any such matter involving Tenant) and (ii) it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment or subletting (with respect to any such matter involving a proposed assignee or sublessee).

         41.4. Testing. At any time, and from time to time (but not more frequently than once in any calendar year unless Landlord reasonably believes that a hazardous Materials release or spill has occurred), prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Demised Premises, the Building and the Project to demonstrate that contamination has occurred as a result of Tenant's use of the Demised Premises. Tenant shall be solely responsible for and shall defend, indemnify and hold the Landlord, its agents and contractors harmless from and against any and all claims, costs and liabilities including actual attorneys' fees, charges and disbursements, arising out of or in connection with any removal, clean up, restoration and materials required hereunder to return the Demised Premises and any other property of whatever nature to their condition existing prior to the time of any such contamination. Tenant shall pay for the cost of the tests of the Demised Premises.

         41.5. Underground Tanks. If underground or other storage tanks storing Hazardous Materials are located on the Demised Premises or are hereafter placed on the Demised Premises by any party, Tenant shall monitor the storage tanks, maintain appropriate records, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other steps necessary or required under the California Administrative Code, Title 23, Chapter 3, Subchapter 16, "Underground Storage Tank Regulations," and Division 20, Chapter 6.7 of the California Health & Safety Code, "Underground Storage of Hazardous Substances," as they now exist or may hereafter be adopted or amended.

         41.6. Tenant's Obligations. Tenant's obligations under this Section 41 shall survive the expiration or earlier termination of the Lease. During any period of time employed by Tenant or Landlord after the termination of this Lease to complete the removal from the Demised Premises of any such Hazardous Materials and the release and termination of any licenses or permits restricting the use of the Demised Premises, Tenant shall continue to pay the full Rent in accordance with this Lease, which Rent shall be prorated daily.

         41.7. Definition of "Hazardous Materials." As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States government and includes, without limitation, any material or substance which is (i) defined as a "hazardous waste, " "extremely hazardous waste" or "restricted hazardous waste" under Section 25515 or 25117, or listed pursuant to Section 25140, of the California Health and Safety Code, Division 20, Chapter 6.5 (Hazardous Waste Control Law), (ii) Defined as a "hazardous substance" under Section 25316 of the California Health and Safety Code, Division 2, Chapter 6.8 (Carpenter-Presly-Tanner Hazardous Substance Account
Act), (iii) defined as a "hazardous material," "hazardous substance" or "hazardous waste" under Section 25501 of the California Health and Safety Code, Division 20, Chapter 6.95 (Hazardous Substances), (v) petroleum, (vi) asbestos,
(vii) listed under Article 9 and defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (viii) designated as a "hazardous substance" pursuant to
Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317),
(ix) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. Section 6901, et. seq. (42 U.S.C. Section 6903), or (x) defined as a "hazardous substance" pursuant to
Section 101 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. (42 U.S.C. Section 9601).

42.      Option to Extend Term.

         Tenant shall have the option to extend the term of the Lease upon the following terms and conditions:

         42.1. Tenant shall have five (5) consecutive options (each, an "Extension Option") to extend the term of this Lease for five (5) years each (each, an "Extension Term") on the same terms and conditions as the Lease. During any Extension Term, Basic Annual Rent shall be payable at the Market Rate (as defined below), but in no event less than the Basic Annual Rent payable on the date immediately preceding the commencement such Extension Term, as adjusted pursuant to Section 6 hereof. Basic Annual Rent shall be adjusted on the commencement of each Extension Term and on each one (1) year anniversary of the commencement such Extension Term in accordance with Section 6 above.

         42.2. Extension Options are personal to Matrix Pharmaceuticals, Inc. and its corporate successors and are not assignable separate and apart from this Lease.

         42.3. Extension Options are conditional upon Tenant giving Landlord written notice of its election to exercise each Extension Option at least one
(1) year prior to the end of the expiration of the initial term of the Lease or the expiration of any Extension Term.

         42.4. Notwithstanding anything set forth above to the contrary, Extension Options shall not be in effect and Tenant may not exercise any of the Extension Options:

                  42.4.1 during any period of time that Tenant is in default under any provision of this Lease; or

                  42.4.2 if Tenant has been in default under any provision of this Lease three (3) or more times, whether or not the defaults are cured, during the twelve (12) month period immediately prior to the date that Tenant intends to exercise an Extension Option, whether or not the defaults are cured.

         42.5. The period of time within which any Extension Option may be exercised shall not be extended or enlarged by reason of the Tenant's inability to exercise the Expansion Option because of the provisions of Section 42.4 above.

         42.6. The Extension Option shall terminate and be of no further force or effect even after Tenant's due and timely exercise of an Extension Option, if, after such exercise, but prior to the commencement date of an Extension Term, (1) Tenant fails to timely cure any default by Tenant under this Lease; or
(2) Tenant has defaulted three (3) or more times during the period from the date of the exercise of an Extension Option to the date of the commencement of the Extension Term, whether or not such defaults are cured.

         42.7. As used herein, "Market Rate" shall mean the price that a ready and willing tenant would pay, at commencement of the Extension term, as monthly base rent to a ready and willing landlord if such space were offered for lease on the open market for a reasonable period of time and be the sum of the fair market monthly rental rate per rentable square foot multiplied by the Rentable Area of the Premises determined as follows: (a) as mutually agreed by Landlord and Tenant within ten (10) days of Landlord's delivery to Tenant of Landlord's opinion of the Market Rate for the first year of the Extension term ("Landlord Rent Notice")(which shall be delivered to Tenant within ten (10) days of receipt of Tenant's written Extension Notice); or (b) in the event that Landlord and Tenant are unable to so agree within such ten (10) day period, the Market Rate shall be determined by concurrent appraisals pursuant to subparagraph 42.8 below. The Market Rate shall be determined by considering (i) the highest and best use of the Premises, (ii) the duration of the Extension Term, (iii) the quality and prestige of the Premises (as then improved and maintained as required by the terms and conditions of this Lease), (iv) recent monthly rental rates for buildings of similar size and location, (v) anticipated CPI Index changes from the date of the Market Rate determination to the date of the actual Extension term commencement; (vi) all other relevant terms and conditions of this Lease; provided, however, that in no event shall the Market Rate be less than the Basic Annual Rent payable on the date immediately preceding the commencement such Extension Term, as adjusted pursuant to Section 6 hereof.

         42.8. In the event that Landlord and Tenant are unable to agree upon the Market rate within the required ten (10) day period described above, the Market Rate shall be determined as follows:

                  42.8.1 If Tenant rejects the Market Rate proposed by Landlord in Landlord's Rent Notice, Landlord and Tenant shall attempt to agree in good faith upon a single appraiser not later than five (5) days after the Landlord receives notice of Tenant's rejection of Landlord's proposed Market Rate ("Tenant's Rejection Notice"), which date of receipt shall be within ten (10) days of Landlord's delivery of Landlord's Rent Notice. If Landlord and Tenant are unable to agree upon a single appraiser within such time period, then Landlord and Tenant shall each appoint one appraiser not later than ten (10) days after Landlord's receipt of Tenant's Rejection Notice.

Within five (5) days thereafter, the two appointed appraisers shall appoint a third appraiser. Landlord and Tenant shall instruct the appraiser(s) to complete the determination of the Market Rate not later than fifteen (15) days after all appraisers have been appointed.

                  42.8.2 If either Landlord or Tenant fails to appoint its appraiser within the prescribed time period, the single appraiser appointed shall determine the Market Rate of the Premises for the first year of the Extension Term. If both parties fail to appoint appraisers within the prescribed time periods, then the first appraiser thereafter selected by a party shall determine the Market Rate of the Premises for the first year of the Extension Term.

                  42.8.3 Landlord and Tenant shall each bear the cost of its own appraiser and the parties shall share equally the cost of the single or third appraiser, if applicable. All appraisers so designated herein shall have at least five (5) years' experience in the appraisal of similar office buildings in the San Diego area and shall be members of professional organizations such as MAI or equivalent.

                  42.8.4 If a single appraiser is chosen, then such appraiser shall determine the Market Rate of the Premises for the first year of the Option Term. Otherwise, the Market Rate of the Premises for the first year of the Option Term shall be the arithmetic average of (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded.

43.      Right of First Offer to Purchase.

         Tenant shall have a right of first offer (the "Purchase Right") to purchase the Building upon the following terms and conditions:

         43.1. In the event that Landlord desires to sell the Building, no less than ten (10) days prior to actively marketing the Building, Landlord shall deliver to Tenant written notice (the "Sale Notice") of Landlord's intent to sell the Building, together with the terms and conditions under which Landlord is prepared to sell the Building. Tenant shall have ten (10) days following delivery of the Sale Notice to deliver to Landlord written notification of Tenant's exercise of the Purchase Right upon the terms and conditions of the Sale Notice. In the event Tenant fails to timely deliver such notice, or if on the date which is thirty (30) days after the delivery of the Sale Notice, Landlord and Tenant have failed to agree upon any of the terms of the purchase agreement for the Building after negotiating in good faith, Tenant shall be deemed to have waived any right to purchase the Building and Landlord may thereafter sell the Building to any third party free of the Purchase Right; provided, however, that in the event Tenant does not purchase the Building following timely exercise of the Purchase Right due to a failure of Landlord and Tenant to agree upon the terms of the purchase agreement, any purchaser who subsequently acquires title to the Building shall acquire such title subject to the Purchase Right and Tenant's rights in connection therewith.

         43.2. In the event that Tenant and Landlord enter into a purchase agreement following the timely exercise of the Purchase Right, the purchase and sale of the Building shall close no sooner than the date which is nine (9) months, and no later than the date which is twelve (12) months, following receipt by Landlord of Tenant's election to exercise the Purchase Right.

         43.3. Notwithstanding the above, the Purchase Right shall not be in effect and may not be exercised by Tenant during any period of time that Tenant is in Default under any provision of the Lease (provided, however, that notwithstanding the foregoing Tenant may, as a condition to exercising the Purchase Right, cure any Default due to failure to any Rent or other sum due Landlord).

         43.4. The Purchase Right is personal to Matrix Pharmaceuticals, Inc. and its corporate successors and may not be transferred separate and apart from this Lease or to any other person or entity (including, without limitation, any successor tenant).

         43.5. The Purchase Right shall terminate and be of no further force or effect upon the expiration or earlier termination of the Term.

         43.6. The Purchase Right shall terminate and be of no further force or effect even after Tenant's due and timely exercise of the Purchase Right, if, after such exercise, but prior to the closing of the purchase and sale of the Building, (1) Tenant fails to timely cure any Default by Tenant under the Lease (provided, however, that notwithstanding the foregoing Tenant may, as a condition to the closing of the purchase and sale of the Building, cure any Default due to failure to any Rent or other sum due Landlord); or (2) Tenant has defaulted three (3) or more times, whether or not such Defaults are cured.

44.      Miscellaneous

         44.1. Terms and Headings. Where applicable in this Lease, the singular includes the plural and the masculine or neuter includes the masculine, feminine and neuter. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

         44.2. Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

         44.3. Time. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

         44.4.   Covenants  and   Conditions.   Each  provision  of  this  Lease
performable by Tenant shall be deemed both a covenant and a condition.

         44.5. Consents. Whenever consent or approval of either party is required, that party shall not unreasonably withhold such consent or approval, except as may be expressly set forth to the contrary.

         44.6. Entire Agreement. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to the terms as are included herein, and may not be contradicted by evidence of any prior or contemporaneous agreement. The Exhibits are incorporated into this Lease and the Lease and the Exhibits constitute a single document.

         44.7. Severability. Any provision of this Lease which shall provide to be invalid, void, or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

         44.8. Recording. Either party may, but shall not be obligated to, record a short form memorandum hereof upon reasonable advance notice to the other party, which shall be executed in recordable form and otherwise in form satisfying to Landlord within ten (10) business days after receipt of the other party's written request therefor. Neither parties shall record this Lease. Tenant shall be responsible for the cost of recording any Memorandum of Lease, including any transfer or other taxes incurred in connection with said recordation.

         44.9. Impartial Construction. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

         44.10. Inurement. Each of the covenants, conditions and agreements herein contained shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators, successors, assigns, sublessees, or any person who may come into possession of said Demised Premises or any part thereof in any manner whatsoever. Nothing in this Section 43.10 contained shall in any way alter the provisions against assignment or subletting in this Lease provided.

         44.11. Notices. Any notice, consent, demand, bill, statement, or other communication required or permitted to be given hereunder must be in writing and may be given by personal delivery, reputable overnight courier or by mail, and if given by mail shall be deemed sufficiently given two (2) days after time when deposited in United States Mail is sent by registered or certified mail, and if given by other means shall be deemed given when received, addressed to Tenant or Landlord at the addresses shown in Sections 2.1.10 and 2.1.11 of the Basic Lease Provisions. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

         44.12. Jurisdiction. This Lease has been negotiated and entered into in the State of California and shall be governed by, construed and enforced in accordance with the laws of the State of California, applied to contracts made in California to be wholly performed in California.

         44.13. Authority. That individual or those individuals signing this Lease guarantee, warrant and represent that said individual or individuals have the power, authority and legal capacity to sign this Lease on behalf of and to bind all entities, corporations, partnerships, joint venturers or other organizations and/or entities on whose behalf said individual or individuals have signed.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

                                    Landlord:

                                    ARE - 4757 NEXUS CENTRE, LLC,
                                    a Delaware limited liability company

                                    By:  Alexandria Real Estate Equities,  L.P.,
                                         a   Delaware    limited    partnership,
                                         managing member

                                         By: ARE-QRS     Corp.,    a    Maryland
                                             corporation, general partner


                                               By:  /s/ Joel S. Marcus
                                                    ----------------------------
                                                    Name: Joel S. Marcus
                                                          ----------------------
                                                    Its: Chief Executive Officer
                                                         -----------------------





                                     Tenant:

                                     MATRIX PHARMACEUTICAL, INC.,
                                     a Delaware corporation


                                     By: /s/ Ronald P. Lucas
                                         -----------------------------
                                     Name: Ronald P. Lucas
                                           ---------------------------
                                     Its: Vice President of Operations
                                          ----------------------------

                                    EXHIBITS

            EXHIBIT "A"       LAND

            EXHIBIT "B"       PROJECT

            EXHIBIT "C"       RULES AND REGULATIONS

            EXHIBIT "D"       TENANT'S PERSONAL PROPERTY

            EXHIBIT "E"       ESTOPPEL CERTIFICATE

                                   Exhibit "A"

                                      LAND

                  Parcel 1 of Parcel Map 17892, in the City of San Diego, County of San Diego, State of California, according to Map filed in the Office of the County Recorder of San Diego County on August 6, 1997.

                                   Exhibit "B"

                                     PROJECT


                  Parcels 1 and 2 of Parcel Map 17892, in the City of San Diego, County of San Diego, State of California, according to Map filed in the Office of the County Recorder of San Diego County on August 6, 1997.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS


                                       -1-

         No awnings shall be attached to the outside walls of the Demised Premises or Building.

                                       -2-

         Tenant shall not install any loudspeaker or other devices on the roof or exterior walls of the Demised Premises or Building. Tenant shall not interfere with radio or television broadcasting or reception outside the Building from or in the Premises.

                                       -3-

         The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Demised Premises or Building shall not be covered or obstructed, nor shall any bottles, parcels or other articles be placed on the windowsills. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without Landlord's prior written consent.

                                       -4-

         With the exception of signage existing on the Term Commencement Date, no sign, advertisement or notice shall be exhibited, painted or affixed by Tenant on any part of, so as to be seen from the outside of the Building without Landlord's prior written consent. In the event of Tenant's violation of the foregoing, Landlord may remove the same without any liability and may charge the expense incurred in such removal to Tenant.

                                       -5-

         Tenant shall store all of its trash and garbage within the Demised Premises or in other facilities provided by Landlord. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.

                                       -6-

         Tenant assumes any and all responsibility for protecting the Demised Premises or Building from theft, robbery and pilferage, which includes keeping doors locked and other means of entry into the Demised Premises or Building closed.

                                       -7-

         Landlord shall have card key access to the Building for emergency purposes. Tenant must, upon the termination of its tenancy, give to Landlord all keys pertaining to the Demised Premises and the Building, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord the cost of replacing same or of changing the lock or locks opened by such lost key(s) if Landlord shall deem it necessary to make such change.

                                       -8-

         No windows or other air conditioning or heating units or other similar apparatus shall be installed or used by Tenant without Landlord's prior written consent.

                                       -9-

         The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by Tenant of its servants, employees, agents, visitors or licensees shall be borne by Tenant

         Landlord reserves the right to inspect all safes or other heavy or bulky equipment or articles, the weight of which may exceed the floor load for which the Building is designed, or such equipment or articles as may violate any of the provisions of the Lease of which these Rules and Regulations are a part. Tenant shall not use any machinery or other bulky articles in the Demised Premises or Building, which by its weight might injure the floor of the Demised Premises or Building.

                                      -11-

         Neither Tenant nor its servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Demised Premises or Building any flammable, combustible or explosive fluid, chemical or substance, except for a reasonable quantity of such material reasonably necessary for the conduct of Tenant's trade or business.

                                      -12-

         Tenant shall not, without Landlord's prior written consent, occupy or permit any portion of the Demised Premises or Building to be occupied or used for other than as provided under Section 2.1.9. The Demised Premises or Building shall not be used for lodging or sleeping.

                                      -13-

         Tenant shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way. Neither Tenant nor its servants, employees, agents, visitors or licensees shall throw anything out of doors, windows or skylights or down the passageways.

                                      -14-

         No birds or non-laboratory animals of any kind shall be brought into or kept in or about the Demised Premises or Building except as required pursuant to the American with Disabilities Act (ADA), and no cooking shall be done or permitted by Tenant in its Premises, except that provided for in Tenant's cafeteria (or similar facility), if any, for the preparation of coffee, tea, hot chocolate, pastries, sandwiches and similar microwaveable items for Tenant, its employees and visitors. Tenant shall nor cause or permit any unusual or objectionable odors to emanate from the Building.

                                      -15-

         Except in Tenant's lunch room, no vending or coin operated machines shall be placed within the Demised Premises or Building without Landlord's prior written consent.

         Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Project or its desirability as an office/laboratory building, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Nothing in this provision, however, shall be construed to prevent Tenant from installing reasonable signage at the Building identifying Tenant provided such signage is located at a place and is of a size and is constructed of a material acceptable to Landlord.

                                      -17-

         Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent same.

                                      -18-

         Landlord reserves the right to exclude or expel from the Demised Premises or Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the Rules and Regulations of the Building.

                                      -19-

         Landlord and Tenant agree that there shall be no consent to any waiver of any of these Rules or Regulations unless said waiver is done in writing and acknowledged by Landlord and Tenant.

                                      -20-

         Landlord reserves the right at any time to change or rescind any one or more of these Rules or Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's reasonable judgment may from time to time be necessary for the management, safety, care and cleanliness of the Demised Premises or Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants of the Building. Landlord shall not be responsible to Tenant herein or to any other person for the non-observance of the Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Demised Premises and Building.

                                      -21-

         These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of Tenant's lease of its Premises.

                                      -22-

         Tenant shall be responsible for the observance of all of the foregoing Rules and Regulations by Tenant's employees, agents, clients, customers, invitees and guests.

                                  Exhibit "D"

                           EXCLUDED PERSONAL PROPERTY
                           --------------------------

                 4757 NEXUS CENTRE DRIVE, SAN DIEGO, CALIFORNIA

 ITEM                  DESCRIPTION                             QTY.    LOCATION

  1      All conference room furniture and chairs
  2      All lab stools and chairs
  3      All laboratory equipment and glassware
  4      All lunch room furniture and chairs
  5      All manufacturing process equipment
  6      All office cubicle furniture and chairs
  7      All patio furniture and chairs
  8      All plug-in refrigerators and freezers
  9      All stand-alone corrosive cabinets
 10      All stand-alone flammable cabinets
 11      Amsco single door autoclave                            1      117
 12      Baker Edgegard Hood                                    1      188
 13      Baker Edgegard Hood E6552                              1
 14      Baker Stenigard Hood                                   1      118
 15      Bike Lockers                                           1
 16      BioChem Garb Hood BC-6                                 1      147
 17      BloChem Garb Hood BC-8                                 1      147
 18      BioKlone 2 bio-contamination hood                      1      143
 19      Captair Labx Ductless Filtration Hood                  1      152
 20      Continental 2-door refrigerator                        1      143
 21      Continental 3-door refrigerator (MEIN 11537)           1      115
 22      Continental refrigerator w/wheels                      1      117
 23      Forklift-Komatsu                                       1
 24      Forma incubator, large, model 3919                     2      143
 25      Forma incubator, small, model 3546                     3      143
 28      Gallenkamp oven                                        1
 27      Gelman Filter Housing                                  3
 28      Hamilton SafeAir Hood                                  1      143
 29      Hazardous materials storage                            5      Outside
 30      Mobile laminar flow hood                               3

                                  Exhibit "D"

                           EXCLUDED PERSONAL PROPERTY
                           --------------------------

                 4757 NEXUS CENTRE DRIVE, SAN DIEGO, CALIFORNIA

ITEM                  DESCRIPTION                              QTY.    LOCATION

 31      Portable particle counter- Met one                     1
 32      Refrigerator recovery unit (maint. tool)               1
 33      Remote particle counter - Met One                     12
 34      Scotsman Icemaker (E-144)                              1      117
 35      Signage for Reception Area
 38      Stainless steel racks
 37      Stainless steel trays                                  1
 38      Sterilizer, Kuhlman                                    1
 39      Storage Trailers                                       2      Outside
 40      Telephone System (Siemens)

                                  Exhibit "E"

                              ESTOPPEL CERTIFICATE

         THIS TENANT ESTOPPEL CERTIFICATE ("Certificate"), dated as of ________, 19__, is executed by _____________ ("Tenant") in favor of Alexandria Real Estate Equities, Inc., a Maryland corporation, together with its nominees, designees and assigns (collectively, "Buyer"), and in favor of _______________ together with its nominees, designees and assigns (collectively, "Lender").

                                    RECITALS

         A. Buyer and _____________ ("Landlord"), have entered into that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated as of _________, 19__ (the "Purchase Agreement"), whereby Buyer has agreed to purchase, among other things, the improved real property located in the City of _________, County of _________, State of __________, more particularly described on Exhibit "A" attached to the Purchase Agreement (the "Property").

         B. Tenant and Landlord have entered into that certain Lease Agreement, dated as of ___________ (together with all amendments, modifications, supplements, guarantees and restatements thereof, the "Lease"), for a portion of the Property.

         C. Pursuant to the Lease, Tenant has agreed that upon the request of Landlord, Tenant would execute and deliver an estoppel certificate certifying the status of the Lease.

         D. In connection with the Purchase Agreement, Landlord has requested that Tenant execute this Certificate with an understanding that Lender will rely on the representations and agreements below in granting to Buyer a loan.

         NOW, THEREFORE, Tenant certifies, warrants, and represents to Buyer and Lender as follows:

         Section 1. Lease.

         Attached hereto as Exhibit "1" is a true, correct and complete copy of the Lease, including the following amendments, modifications, supplements, guarantees and restatements thereof, which together represent all of the amendments, modifications, supplements, guarantees and restatements thereof:
________________________________________________________________________________
_______________________________________________________________________________.
(If none, please state "None.")

        Section 2. Leased Premises.

         Pursuant to the Lease, Tenant leases those certain premises (the "Leased Premises") consisting of approximately ________________ (______) rentable square feet within the Property, as more particularly described in the Lease. In addition, pursuant to the terms of the Lease, Tenant has the [non-exclusive] right to use [_____ parking spaces/the parking area] located on the Property during the term of the Lease. [Cross-out the preceding sentence or portions thereof if inapplicable.]

        Section 3. Full Force of Lease.

         The Lease has been duly authorized, executed and delivered by Tenant, is in full force and effect has not been terminated and constitutes a legally valid instrument, binding and enforceable against Tenant in accordance with its terms, subject only to applicable limitations imposed by laws relating to bankruptcy and creditor's rights.

        Section 4. Complete Agreement.

         The Lease constitutes the complete agreement between Landlord and Tenant for the Leased Premises and the Property, except as modified by the Lease amendments noted above (if any), has not been modified, altered or amended.

        Section 5. Acceptance of Leased Premises.

         Tenant has accepted possession and is currently occupying the Leased Premises.

        Section 6. Lease Term.

        The term of the Lease commenced on _______________ and ends on _______________, subject to the following options to extend:____________________
____________________________________________________________________.
(If none, please state "None.")

        Section 7. Purchase Rights.

        Tenant has no option, right of first refusal, right of first offer, or other right to acquire or purchase all or any portion of the Leased Premises or all or any portion of, or interest in, the Property, except as follows:_________
________________________________________________________________________________
______________________.
(If none, please state "None.")

        Section 8. Rights of Tenant.

        Except as expressly stated in this Certificate, Tenant:

        (a) has no right to renew or extend the term of the Lease;

        (b) has no option or other right to purchase all or any part of the Leased Premises or all or any part of the Property;

        (c) has no right, title, or interest in the Leased Premises, other than as Tenant under the Lease.

        Section 9. Rent.

        (a) The obligation to pay rent under the Lease commenced on ___________. The rent under the Lease is current, and Tenant is not in default in the performance of any of its obligations under the Lease.

         (b) Tenant is currently paying base rent under the Lease in the amount of _____________________ Dollars ($________) per month. Tenant has not received and is not, presently, entitled to any abatement, refunds, rebates, concessions or forgiveness of rent or other charges, free rent, partial rent, or credits, offsets or reductions in rent, except as follows: ______________________________
________________________________________________________________________________
___________________________.


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

(If none, please state "None.")

        (c) Tenant's estimated share of operating expenses, common area charges, insurance, real estate taxes and administrative and overhead expenses is ___________ percent (_______%) and is currently being paid at the rate of
_______________________ Dollars ($________) per month, payable to:______________
____________________________________________________________________.

        (d) There are no existing defenses or offsets against rent due or to become due under the terms of the Lease, and there presently is no default or other wrongful act or omission by Landlord under the Lease or otherwise in connection with Tenant's occupancy of the Leased Premises, nor is there a state of facts which with the passage of time or the giving of notice or both could ripen into a default on the part of Tenant, or to the best knowledge of Tenant, could ripen into a default on the part of Landlord under the Lease, except as follows: _______________________________________________________________________
________________________________________________________________________________
_______________________________________________________________________________.
(If none, please state "None.")

        Section 10. Security Deposit.

        The amount of Tenant's security deposit held by Landlord under the Lease is ___________________ Dollars ($ ___________

        Section 11. Prepaid Rent.

         The amount of prepaid rent, separate from the security deposit, is ___________________________ Dollars ($_______), covering the period from ______
to ______.

        Section 12. Insurance.

        All insurance, if any, required to be maintained by Tenant under the Lease is presently in effect.

        Section 13. Pending Actions.

        There is not pending or, to the knowledge of Tenant, threatened against or contemplated by the Tenant, any petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, or any petition seeking reorganization or arrangement under the federal bankruptcy laws or those of any state.

        Section 14. Tenant Improvements.

         As of the date of this Certificate, to the best of Tenant's knowledge, Landlord has performed all obligations required of Landlord pursuant to the Lease; no offsets, counterclaims, or defenses of Tenant under the Lease exist against Land- lord; and no events have occurred that, with the passage of time or the giving of notice, would constitute a basis for offsets, counterclaims, or defenses against Landlord, except as follows:___________________________________
________________________________________________________________________________
_________________________.
(If none, please state "None.")

        Section 15. Assignments by Landlord.

        Tenant has received no notice of any assignment, hypothecation or pledge of the Lease or rentals under the Lease by Landlord. Tenant hereby consents to an assignment of the lease and rents to be executed by Landlord to Buyer or Lender in connection with the Loan and acknowledges that said assignment does not violate the provisions of the Lease. Tenant acknowledges that the interest of the Landlord under the Lease is to be assigned to Buyer or Lender solely is security for the purposes specified in said assignment and Buyer or Lender shall have no duty, liability or obligation whatsoever under the Lease or any extension or renewal thereof, either by virtue of said assignment or by any subsequent receipt or collection of rents thereunder, unless Buyer or Lender shall specifically undertake such liability in writing. Tenant agrees that upon receipt of a written notice from Buyer or Lender of a default by Landlord under the Loan, Tenant will thereafter pay rent to Buyer or Lender in accordance with the terms of the Lease.

        Section 16. Assignments by Tenant.

        Tenant has not sublet or assigned the Leased Premises or the Lease or any portion thereof to any sublessee or assignee. No one except Tenant and its


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

employees will occupy the Leased Premises. The address for notices to be sent to Tenant is as set forth in the Lease.

        Section 17. Environmental Matters.

        The operation and use of the Leased Premises does not involve the generation, treatment, storage, disposal or release into the environment of any hazardous materials, regulated materials and/or solid waste, except those used in the ordinary course of operating a retail store or otherwise used in accordance with all applicable laws.

        Section 18. Succession of Interest.

        Tenant agrees that, in the event Buyer or Lender succeeds to interest of Landlord under the Lease:

        (a) Buyer or Lender shall not be liable for any act or omission of any prior landlord (including Landlord);

        (b) Buyer or Lender shall not be liable for the return of any security deposit;

        (c) Buyer or Lender shall not be bound by any rent or additional rent which Tenant might have prepaid under the Lease for more than the current month;

        (d)  Buyer  or  Lender  shall  not  be  bound  by  any   amendments   or
modifications of the Lease made without prior consent of Buyer or Lender;

        (e) Buyer or Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord); or

        (f) Buyer or Lender shall not be liable under the Lease to Tenant for the performance of Landlord's obligations under the Lease beyond Buyer or Lender's interest in the Property.

        Section 19. Notice of Default.

        Tenant agrees to give Buyer and Lender a copy of any notice of default under the Lease served upon Landlord at the same time as such notice is given to the Landlord. Tenant further agrees that if Landlord shall fail to cure such default within the applicable grace period, if any, provided in the Lease, then Buyer or Lender shall have an additional sixty (60) days within which to cure such default, or if such default cannot be cured within such sixty (60) day period, such sixty (60) day period shall be extended so long as Buyer or Lender has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect (such cure), in which event the Lease shall not be terminated while such remedies are being pursued.

        Section 20. Notification by Tenant.

        From the date of this Certificate and continuing until _____________, Tenant agrees to immediately notify Buyer and Lender, in writing by registered or certified mail, return receipt requested, at the following addresses, on the occurrence of any event or the discovery of any fact that would make any representation contained in this Certificate inaccurate:


      If To Buyer:            Alexandria Real Estate Equities, Inc.
                              135 N. Los Robles Avenue, Suite 250
                              Pasadena, California 91101
                              Attention: Corporate Secretary

     With A Copy To:          Skadden, Arps, Slate, Meagher & Flom
                              300 South Grand Avenue, Suite 3400
                              Los Angeles, California 90071
                              Attention: George M. Eshaghian

     If To Lender:



        Tenant makes this Certificate with the knowledge that it will be relied upon by Buyer and Lender in agreeing to purchase the Property.

        Tenant has executed this Certificate as of the date first written above by the person named below, who is duly authorized to do so.



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

                                        TENANT
                                        ________________________________________

                                        By:   __________________________

                                              Name:
                                              Its: